Exhibit 4.1 IDEX CORPORATION __________________________ NOTE PURCHASE AND MASTER NOTE AGREEMENT __________________________ Master Note Facility including $100,000,000 5.13% Series C Senior Notes due June 13, 2028 Dated as of June 13, 2023

TABLE OF CONTENTS

PAGE

1.	**AUTHORIZATION OF NOTES**		1
	1.1.	Authorization of Series C Notes.	1
	1.2.	Authorization of Shelf Notes.	2
2.	**SALE AND PURCHASE OF SERIES C NOTES; UNCOMMITTED NOTE FACILITY.**		2
	2.1.	Sale and Purchase of Series C Notes.	2
	2.2.	Facility.	2
	2.3.	Issuance Period.	3
	2.4.	Periodic Spread Information.	3
	2.5.	Request for Purchase.	3
	2.6.	Spread Quotes.	4
	2.7.	Acceptance.	4
	2.8.	Market Disruption.	5
	2.9.	Fees.	5
3.	**CLOSINGS.**		6
	3.1.	Series C Closing.	6
	3.2.	Facility Closings.	7
	3.3.	Rescheduled Facility Closings.	7
4.	**CONDITIONS TO CLOSING.**		8
	4.1.	Representations and Warranties.	8
	4.2.	Performance; No Default.	8
	4.3.	Compliance Certificates.	8
	4.4.	Opinions of Counsel.	8
	4.5.	Purchase Permitted By Applicable Law, Etc.	9
	4.6.	Sale of Other Notes.	9
	4.7.	Payment of Fees.	9
	4.8.	Private Placement Number.	9
	4.9.	Changes in Corporate Structure.	9
	4.10.	Funding Instructions.	9
	4.11.	Other Conditions.	10

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TABLE OF CONTENTS (continued) Page -ii- 4.12. Proceedings and Documents. ............................................................................... 10 5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. ..................... 10 5.1. Organization; Power and Authority. .................................................................... 10 5.2. Authorization, Etc. ............................................................................................... 10 5.3. Disclosure. ........................................................................................................... 11 5.4. Organization and Ownership of Shares of Subsidiaries; Affiliates. .................... 11 5.5. Financial Statements; Material Liabilities. .......................................................... 12 5.6. Compliance with Laws, Other Instruments, Etc. ................................................. 12 5.7. Governmental Authorizations, Etc....................................................................... 13 5.8. Litigation; Observance of Agreements, Statutes and Orders. .............................. 13 5.9. Taxes. ................................................................................................................... 13 5.10. Title to Property; Leases. ..................................................................................... 14 5.11. Licenses, Permits, Etc. ......................................................................................... 14 5.12. Compliance with ERISA...................................................................................... 14 5.13. Private Offering by the Company. ....................................................................... 16 5.14. Use of Proceeds; Margin Regulations.................................................................. 16 5.15. Existing Indebtedness; Future Liens. ................................................................... 16 5.16. Foreign Assets Control Regulations, Etc. ............................................................ 17 5.17. Status under Certain Statutes. .............................................................................. 18 5.18. Environmental Matters......................................................................................... 18 5.19. Ranking of Obligations. ....................................................................................... 19 5.20. Insurance .............................................................................................................. 19 5.21. Swap Obligations ................................................................................................. 19 6. REPRESENTATIONS OF THE PURCHASERS. ..................................................... 19 6.1. Purchase for Investment. ...................................................................................... 19 6.2. Due Diligence. ..................................................................................................... 19 6.3. Source of Funds. .................................................................................................. 20 7. INFORMATION AS TO COMPANY. ........................................................................ 21 7.1. Financial and Business Information. .................................................................... 21 7.2. Officer’s Certificate. ............................................................................................ 24

TABLE OF CONTENTS (continued) Page -iii- 7.3. Visitation. ............................................................................................................. 25 7.4. Limitation on Disclosure Obligation ................................................................... 25 8. PAYMENT AND PREPAYMENT OF THE NOTES. ............................................... 26 8.1. Maturity................................................................................................................ 26 8.2. Optional Prepayments with Make-Whole Amount.............................................. 26 8.3. Allocation of Partial Prepayments. ...................................................................... 27 8.4. Maturity; Surrender, Etc. ..................................................................................... 27 8.5. Purchase of Notes. ............................................................................................... 27 8.6. Make-Whole Amount. ......................................................................................... 28 8.7. Payments Due on Non-Business Days ................................................................. 29 8.8. Prepayment of Notes upon Change of Control. ................................................... 30 8.9. Prepayment in Connection with a Disposition..................................................... 31 9. AFFIRMATIVE COVENANTS. .................................................................................. 33 9.1. Compliance with Laws. ....................................................................................... 33 9.2. Insurance. ............................................................................................................. 33 9.3. Maintenance of Properties. .................................................................................. 33 9.4. Payment of Taxes and Claims.............................................................................. 33 9.5. Corporate Existence, Etc. ..................................................................................... 34 9.6. Books and Records. ............................................................................................. 34 9.7. Subsidiary Guarantors. ......................................................................................... 34 9.8. Ranking of Obligations. ....................................................................................... 36 9.9. Excess Leverage Fee. ........................................................................................... 36 10. NEGATIVE COVENANTS. ......................................................................................... 36 10.1. Limitation on Liens .............................................................................................. 36 10.2. Disposition of Assets. .......................................................................................... 39 10.3. Consolidations and Mergers. ............................................................................... 41 10.4. Limitation on Non-Guarantor Subsidiary Indebtedness ...................................... 42 10.5. Transactions with Affiliates ................................................................................. 43 10.6. Restricted Payments ............................................................................................. 43 10.7. Line of Business ................................................................................................... 44

TABLE OF CONTENTS (continued) Page -iv- 10.8. Financial Covenants ............................................................................................. 44 10.9. Economic Sanctions, Etc ..................................................................................... 44 11. EVENTS OF DEFAULT. .............................................................................................. 45 12. REMEDIES ON DEFAULT, ETC. .............................................................................. 47 12.1. Acceleration. ........................................................................................................ 47 12.2. Other Remedies. ................................................................................................... 48 12.3. Rescission. ........................................................................................................... 48 12.4. No Waivers or Election of Remedies, Expenses, Etc. ......................................... 49 13. REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES. .......................... 49 13.1. Registration of Notes. .......................................................................................... 49 13.2. Transfer and Exchange of Notes. ......................................................................... 49 13.3. Replacement of Notes. ......................................................................................... 50 14. PAYMENTS ON NOTES.............................................................................................. 50 14.1. Place of Payment.................................................................................................. 50 14.2. Payments by Wire Transfer. ................................................................................ 50 14.3. FATCA Information. ........................................................................................... 51 15. EXPENSES, ETC. .......................................................................................................... 51 15.1. Transaction Expenses........................................................................................... 51 15.2. Certain Taxes ....................................................................................................... 52 15.3. Survival. ............................................................................................................... 52 16. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT. .............................................................................................................. 53 17. AMENDMENT AND WAIVER. .................................................................................. 53 17.1. Requirements. ...................................................................................................... 53 17.2. Solicitation of Holders of Notes. ......................................................................... 53 17.3. Binding Effect, Etc............................................................................................... 54 17.4. Notes Held by Company, Etc............................................................................... 54 18. NOTICES........................................................................................................................ 54 19. REPRODUCTION OF DOCUMENTS. ...................................................................... 55 20. CONFIDENTIAL INFORMATION. ........................................................................... 55

TABLE OF CONTENTS (continued) Page -v- 21. SUBSTITUTION OF PURCHASER. .......................................................................... 57 22. MISCELLANEOUS. ..................................................................................................... 57 22.1. Successors and Assigns........................................................................................ 57 22.2. Accounting Terms; Division. ............................................................................... 57 22.3. Severability. ......................................................................................................... 58 22.4. Construction, Etc.................................................................................................. 58 22.5. Counterparts; Electronic Contracting. ................................................................. 58 22.6. Governing Law. ................................................................................................... 59 22.7. Jurisdiction and Process; Waiver of Jury Trial. ................................................... 59 22.8. Transaction References. ....................................................................................... 60

-vi- Schedule A - Information Relating to Purchasers Schedule B - Defined Terms Schedule 5.3 - Disclosure Materials Schedule 5.4 - Subsidiaries of the Company Schedule 5.15 - Existing Indebtedness Schedule 10.1 - Existing Liens Exhibit 1.1 - Form of Series C Senior Note Exhibit 1.2 - Form of Shelf Note Exhibit 2.5 - Form of Request for Purchase Exhibit 2.7 - Form of Confirmation of Acceptance Exhibit 4.4(a) - Form of Opinion of Special Counsel for the Company Exhibit 4.4(b) - Form of Opinion of Special Counsel for the Purchasers

IDEX CORPORATION 3100 Sanders Road, Suite 301 Northbrook, Illinois 60062 Master Note Facility including $100,000,000 5.13% Series C Senior Notes due June 13, 2028 Dated as of June 13, 2023 NYL Investors LLC (“New York Life”) 51 Madison Avenue, 2nd Floor New York, New York 10010 Each of the Series C Purchasers listed in Schedule A hereto (the “Series C Purchasers”) Each New York Life Affiliate (as hereinafter defined) that becomes bound by certain provisions of this Agreement, as hereinafter provided (together with the Series C Purchasers, each a “Purchaser” and, collectively, the “Purchasers”) Ladies and Gentlemen: IDEX CORPORATION, a Delaware corporation (the “Company”), agrees with New York Life and each of the Purchasers as follows: Certain capitalized and other terms used in this Agreement are defined in Schedule B and, for purposes of this Agreement, the rules of construction set forth in Section 22.4 shall govern. 1. AUTHORIZATION OF NOTES. 1.1. Authorization of Series C Notes. The Company will authorize the issue and sale of its Series C Senior Notes due June 13, 2028 (the “Series C Notes”) in an aggregate principal amount of $100,000,000, to be dated the date of its issue, bearing interest on the unpaid balance thereof from the date of original issuance at the rate of 5.13% per annum, to mature June 13, 2028, to be substantially in the form of Exhibit 1.1 and to otherwise be on the terms and conditions as set forth in this Agreement. The Series C Notes shall be substantially in the form set out in Exhibit 1.1. The terms “Series C Note” and “Series C Notes” as used herein shall include each Series C Note delivered pursuant to any provision of this Agreement and each Series C Note delivered in substitution or exchange for any such Series C Note pursuant to any such provision.

-2- 1.2. Authorization of Shelf Notes. The Company may, from time to time and in accordance with the terms of this Agreement, authorize the issue of additional senior promissory notes (the “Shelf Notes”) in an aggregate outstanding principal amount not to exceed the Available Facility Amount at any time, each to be dated the date of its issue, bearing interest on the unpaid balance from the date of original issuance at the rate per annum as provided by the terms of this Agreement and to mature no more than 15 years after the date of original issuance and to have an average life of no more than 15 years after the date of original issuance. Each Shelf Note will also be subject to the other terms of such Shelf Note as described in the Confirmation of Acceptance for such Shelf Note delivered pursuant to Section 2.7. Each Shelf Note will be substantially in the form of Exhibit 1.2 and the terms “Shelf Note” and “Shelf Notes” as used in this Agreement includes each Shelf Note delivered pursuant to any provision of this Agreement and each Shelf Note delivered in substitution or exchange for any Shelf Note pursuant to any such provision. The terms “Note” and “Notes” as used herein shall include any and all Series C Notes and all Shelf Notes. Notes that have (a) the same final maturity, (b) the same principal prepayment dates, if any, (c) the same principal prepayment amounts (as a percentage of the original principal amount of each Note), if any, (d) the same interest rate, (e) the same interest payment periods and (f) the same date of issuance (which, in the case of a Note issued in exchange for another Note, is deemed for these purposes the date on which such Note’s ultimate predecessor Note was issued), are a “Series” of Notes. 2. SALE AND PURCHASE OF SERIES C NOTES; UNCOMMITTED NOTE FACILITY. 2.1. Sale and Purchase of Series C Notes. Subject to the terms and conditions of this Agreement, the Company will issue and sell to each Series C Purchaser and each Series C Purchaser will purchase from the Company, on the Series C Closing Day provided for in Section 3.1, the Series C Notes in the principal amount specified opposite such Series C Purchaser’s name in Schedule A at the purchase price of 100% of the principal amount thereof. 2.2. Facility. New York Life is willing to consider from time to time, in its sole discretion and within limits that may be authorized for purchase by New York Life Affiliates, the purchase of Shelf Notes pursuant to this Agreement. The willingness of New York Life to consider such purchase of Shelf Notes is the “Facility.” NOTWITHSTANDING THE WILLINGNESS OF NEW YORK LIFE TO CONSIDER PURCHASES OF SHELF NOTES BY NEW YORK LIFE AFFILIATES, THIS AGREEMENT IS ENTERED INTO ON THE EXPRESS UNDERSTANDING THAT NEITHER NEW YORK LIFE NOR ANY NEW YORK LIFE AFFILIATE WILL BE OBLIGATED TO MAKE OR ACCEPT OFFERS TO PURCHASE SHELF NOTES, OR TO QUOTE RATES, SPREADS OR OTHER TERMS WITH RESPECT TO SPECIFIC PURCHASES OF SHELF NOTES, AND THE FACILITY IS NOT TO BE CONSTRUED AS A COMMITMENT BY NEW YORK LIFE OR ANY NEW YORK LIFE AFFILIATE.

-3- 2.3. Issuance Period. Shelf Notes may be issued and sold pursuant to this Agreement until the earlier of: (a) the third anniversary of the date of this Agreement (or if such anniversary is not a Business Day, the Business Day next preceding that anniversary); (b) the day after New York Life gives to the Company, or the Company gives to New York Life, written notice stating that it elects to terminate the issuance and sale of Shelf Notes pursuant to this Agreement (or if such day is not a Business Day, the Business Day next preceding such day), provided that no such notice shall affect the purchase and sale of any Accepted Note the Acceptance of which shall have occurred prior to the effective date of such termination and each of the requirements of this Agreement to such purchase and sale shall remain in full force and effect; (c) the Closing Date after which there is no Available Facility Amount; (d) the termination of the Facility under Section 12.1(a) of this Agreement; and (e) the acceleration of any Note under Section 12.1(b) of this Agreement. The period during which Shelf Notes may be issued and sold pursuant to this Agreement is the “Issuance Period.” 2.4. Periodic Spread Information. On any Business Day during the Issuance Period and when an Available Facility Amount exists, the Company may request by e-mail or telephone to New York Life, and New York Life may, but shall be under no obligation to, provide to the Company on that Business Day (if such request is received not later than 9:30 a.m.) or on the following Business Day (if such request is received after 9:30 a.m.) information by e-mail or telephone with respect to various spreads at which New York Life Affiliates might be interested in purchasing Shelf Notes of different average lives. The amount and content of information to be provided is in the sole discretion of New York Life, but it is the intent of New York Life to provide information that will be of use to the Company in determining whether to submit a Request for Purchase under Section 2.5. The delivery of the information requested is not an offer to purchase Shelf Notes, and neither New York Life nor any New York Life Affiliate is obligated to purchase Shelf Notes at the spreads specified. New York Life may suspend or terminate providing information pursuant to this Section 2.4 for any reason in its sole discretion, including its determination that the credit quality of the Company has declined since the date of this Agreement. 2.5. Request for Purchase. The Company may, from time to time during the Issuance Period, make requests for purchases of Shelf Notes (each request is called a “Request for Purchase”). Each Request for Purchase will be made to New York Life by e-mail or overnight delivery service, and must:

-4- (a) specify the aggregate principal amount of Shelf Notes covered by the Request for Purchase, in an amount not less than $10,000,000 and not greater than the Available Facility Amount at the time the Request for Purchase is made; (b) specify the principal amounts, final maturities (which are no more than 15 years from the date of issuance), average life (which is no more than 15 years from the date of issuance) and principal prepayment dates, if any, of the Shelf Notes covered by the Request for Purchase; (c) specify whether interest payments on such Shelf Notes are to be made quarterly or semi-annually in arrears; (d) specify the use or uses of proceeds of such Shelf Notes; (e) specify the proposed Closing Date for such Shelf Notes, which will be a Business Day during the Issuance Period not less than 20 days and not more than 90 days (or as otherwise agreed) after the making of that Request for Purchase; (f) certify that the representations and warranties contained in Section 5 are true on and as of the date of such Request for Purchase and that there exists on that same date no Default or Event of Default; and (g) be substantially in the form of the attached Exhibit 2.5. Each Request for Purchase must be in writing and will be deemed made when received by New York Life. 2.6. Spread Quotes. Not later than three Business Days after New York Life receives a Request for Purchase pursuant to Section 2.5, New York Life may, but is under no obligation to, provide to the Company by telephone or e-mail, in each case between 9:30 a.m. and 1:30 p.m. (or such later time as New York Life may elect) quotes for interest rate spreads for the principal amounts, maturities, principal prepayment schedules, if any, and interest payment periods (whether quarterly or semi-annually) of Shelf Notes specified in that Request for Purchase. Spreads quoted for Shelf Notes shall be spreads over U.S. Treasury securities closest to the maturities specified in the Request for Purchase or an interpolated maturity. Each quote will represent the interest rate spread per annum at which a New York Life Affiliate would be willing to purchase such Shelf Notes at 100% of the principal amount thereof. 2.7. Acceptance. By 11:00 a.m. on the next Business Day after New York Life provides interest rate spread quotes pursuant to Section 2.6 or such shorter period as New York Life may specify to the Company (such period, the “Acceptance Window”), the Company may, subject to Section 2.8, elect to accept those quotes as to not less than $10,000,000 aggregate principal amount of the Shelf Notes specified in the related Request for Purchase. Each election must be made by a Responsible Officer, notifying New York Life by telephone or e-mail within the Acceptance Window that the

-5- Company elects to accept a spread quote, specifying the Shelf Notes (each such Shelf Note being an “Accepted Note”) as to which such acceptance (the “Acceptance”) relates. By the close of business on the day of such Acceptance or as mutually agreed between such parties, the Company and New York Life shall agree on the interest rate for the Accepted Notes based on such spread quote. The day an interest rate is agreed with respect to Accepted Notes is the “Acceptance Day” for such Accepted Notes. Any quotes as to which New York Life does not receive an Acceptance within the Acceptance Window or which do not result in an agreement as to an interest rate will expire, and no purchase or sale of Shelf Notes will be made based on those expired quotes. Subject to Section 2.8 and the other terms and conditions of this Agreement, the Company will sell to a New York Life Affiliate and a New York Life Affiliate will purchase the Accepted Notes at 100% of the principal amount of those Accepted Notes. Within three Business Days following the Acceptance Day, New York Life will deliver to the Company a confirmation of the Acceptance substantially in the form of Exhibit 2.7 (the “Confirmation of Acceptance”). If the Company does not execute and deliver such Confirmation of Acceptance within four Business Days following the Acceptance Day, New York Life or any New York Life Affiliate may, at its election, cancel the purchase and sale with respect to those Accepted Notes by notifying the Company in writing. 2.8. Market Disruption. Notwithstanding any other provision of this Agreement, if New York Life provides quotes pursuant to Section 2.6, and a Market Disruption occurs prior to agreement of the interest rate for Accepted Notes in accordance with Section 2.7, then such quotes will expire, and no purchase or sale of Shelf Notes will be made based on those expired quotes. If after the occurrence of any such Market Disruption the Company notifies New York Life of the Acceptance of such quotes, such Acceptance will be ineffective for all purposes of this Agreement, and New York Life will promptly notify the Company that the provisions of this Section 2.8 are applicable with respect to such Acceptance. “Market Disruption” means the occurrence of any of the following: the domestic market for U.S. Treasury securities or derivatives has closed or a general suspension, material limitation or significant disruption of trading in Securities generally on the New York Stock Exchange or in the domestic market for U.S. Treasury securities or derivatives. 2.9. Fees. (a) Delayed Delivery Fee. If the closing of the purchase and sale of any Accepted Note is delayed for any reason beyond the original Closing Date for such Accepted Note, the Company will pay to each Purchaser which shall have agreed to purchase such Accepted Note on the Cancellation Date or actual closing date of such purchase and sale a fee (the “Delayed Delivery Fee”) calculated as follows: (BEY - MMY) X DTS/360 X PA where “ BEY” means Bond Equivalent Yield, i.e., the bond equivalent yield per annum of such Accepted Note; “MMY” means Money Market Yield, i.e., the yield per annum on a commercial paper investment of the highest quality selected by New York Life on the date New York Life receives notice of the delay in the closing for such Accepted Note having a maturity date or dates the same as, or closest to, the Rescheduled Closing Day or

-6- Rescheduled Closing Days for such Accepted Note (a new alternative investment being selected by New York Life each time such closing is delayed); “DTS” means Days to Settlement, i.e., the number of actual days elapsed from and including the originally scheduled Closing Date with respect to such Accepted Note (in the case of the first such payment with respect to such Accepted Note) or from and including the date of the next preceding payment (in the case of any subsequent delayed delivery fee payment with respect to such Accepted Note) to but excluding the actual Closing Date with respect to such Accepted Note; and “PA” means Principal Amount, i.e., the principal amount of the Accepted Note for which such calculation is being made. In no case shall the Delayed Delivery Fee be less than zero. Nothing contained herein shall obligate any Purchaser to purchase any Accepted Note on any day other than the Closing Date for such Accepted Note, as the same may be rescheduled from time to time in compliance with Section 3.3. (b) Cancellation Fee. If the Company at any time notifies New York Life in writing that the Company is canceling the closing of the purchase and sale of any Accepted Note or if New York Life notifies the Company in writing under the circumstances set forth in the last sentence of Section 2.7 or the penultimate sentence of Section 3.3 that the closing of the purchase and sale of such Accepted Note is to be canceled, or if the closing of the purchase and sale of such Accepted Note is not consummated on or prior to the last day of the Issuance Period (the date of any such notification, or the last day of the Issuance Period, as the case may be, being the “Cancellation Date”), the Company will pay to each Purchaser which shall have agreed to purchase such Accepted Note no later than one Business Day after the Cancellation Date in immediately available funds an amount (the “Cancellation Fee”) calculated as follows: PI X PA where “PI” means Price Increase, i.e., the quotient (expressed in decimals) obtained by dividing (i) the excess of the ask price (as determined by New York Life) of the Hedge Treasury Note(s) on the Cancellation Date over the bid price (as determined by New York Life) of the Hedge Treasury Note(s) on the Acceptance Day for such Accepted Note by (ii) such bid price; and “PA” has the meaning in Section 2.9(a). The foregoing bid and ask prices shall be as reported by TradeWeb LLC (or, if such data for any reason ceases to be available through TradeWeb LLC, any publicly available source of similar market data). Each price shall be based on a U.S. Treasury security having a par value of $100.00 and shall be rounded to the second decimal place. In no case shall the Cancellation Fee be less than zero. 3. CLOSINGS. 3.1. Series C Closing. Not later than 11:30 a.m. on June 13, 2023 (herein called the “Series C Closing Day”), the Company will deliver to each Series C Purchaser at the offices of ArentFox Schiff LLP, 1301 Avenue of the Americas, 42nd Floor, New York, New York 10013, one or more Series C Notes registered in its name, evidencing the aggregate principal amount of Series C Notes to be purchased by such Series C Purchaser and in the denomination or denominations of at least $100,000

-7- specified with respect to such Series C Purchaser in Schedule A attached hereto, against payment of the purchase price thereof by wire transfer of immediately available funds to the Company’s account set forth in the written instructions delivered to the Series C Purchasers pursuant to Section 4.10. If the Company fails to tender the Series C Notes prior to 11:30 a.m. on the Series C Closing Day or any of the conditions specified in Section 4 are not fulfilled by such time, New York Life and each Series C Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without waiving any rights that New York Life or such Series C Purchaser may have by reason of such failure or non-fulfillment, including any right pursuant to Section 15.1 to require payment of transaction expenses by the Company. 3.2. Facility Closings. Not later than 11:30 a.m. on the Closing Date for any Accepted Notes, the Company will deliver to each Purchaser listed in the relevant Confirmation of Acceptance, the Accepted Notes to be purchased by such Purchaser in the form of one or more Shelf Notes in authorized denominations as such Purchaser may request. The Accepted Notes will be dated the applicable Closing Date and registered in each Purchaser’s name (or in the name of its nominee), delivered against payment of the purchase price thereof by wire transfer of immediately available funds. If the Company fails to tender an Accepted Note prior to 11:30 a.m. on the scheduled Closing Date for those Accepted Notes or on such other Business Day thereafter during the Issuance Period as may be agreed upon by the Company and New York Life or any of the conditions specified in Section 4 are not fulfilled by such time, New York Life and each Purchaser listed in the Confirmation of Acceptance may cancel such purchase and sale, without waiving any rights that New York Life or such Purchaser may have by reason of such failure or non-fulfillment, including any right pursuant to Section 15.1 to require payment of transaction expenses by the Company. 3.3. Rescheduled Facility Closings. If the Company fails to tender to any Purchaser the Accepted Notes to be purchased by such Purchaser on the scheduled Closing Date for such Accepted Notes as provided above in Section 3.2, or any of the conditions specified in Section 4 shall not have been fulfilled by the time required on such scheduled Closing Date, the Company shall, prior to 1:00 p.m., on such scheduled Closing Date notify New York Life (which notification shall be deemed received by each Purchaser) in writing whether (a) such closing is to be rescheduled (such rescheduled date to be a Business Day during the Issuance Period not less than one Business Day and not more than 10 Business Days after such scheduled Closing Date (the “Rescheduled Closing Day”)) and certify to New York Life (which certification shall be for the benefit of each Purchaser) that the Company reasonably believes that it will be able to comply with the conditions set forth in Section 4 on such Rescheduled Closing Day and that the Company will pay the Delayed Delivery Fee in accordance with Section 2.9(b) or (b) such closing is to be canceled. In the event that the Company shall fail to give such notice referred to in the preceding sentence, New York Life (on behalf of each Purchaser) may at its election, at any time after 1:00 p.m. on such scheduled Closing Date, notify the Company in writing that such closing is to be canceled. Notwithstanding anything to the contrary appearing in this Agreement, the Company may not elect to reschedule a closing with respect to any given Accepted Notes on more than one occasion, unless New York Life shall have otherwise consented in writing.

-8- 4. CONDITIONS TO CLOSING. Each Purchaser’s obligation to purchase and pay for the Notes to be sold to such Purchaser at a Closing is subject to the fulfillment to such Purchaser’s satisfaction, prior to or at such Closing, of the following conditions: 4.1. Representations and Warranties. The representations and warranties of the Company in this Agreement shall be correct on the date of this Agreement and the date of such Closing; provided that with respect to such Closing, the Company shall be permitted to make additions and deletions to Schedules 5.3, 5.4 and 5.15 in the relevant Request for Purchase. 4.2. Performance; No Default. The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at such Closing. Before and after giving effect to the issue and sale of the Notes to be purchased at such Closing (and the application of the proceeds thereof as contemplated by Section 5.14, in the case of the Series C Notes, and the relevant Request for Purchase, in the case of any Shelf Notes), no Default or Event of Default shall have occurred and be continuing. 4.3. Compliance Certificates. (a) Officer’s Certificate. The Company shall have delivered to such Purchaser an Officer’s Certificate, dated the date of such Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.9 have been fulfilled. (b) Secretary’s Certificate. The Company shall have delivered to such Purchaser a certificate of its Secretary or Assistant Secretary, dated the date of such Closing, certifying as to (1) the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes to be delivered at such Closing and this Agreement and (2) the Company’s organizational documents as then in effect. 4.4. Opinions of Counsel. New York Life and such Purchaser shall have received opinions in form and substance satisfactory to New York Life and such Purchaser, dated the date of such Closing (a) from Sidley Austin LLP, special counsel for the Company, substantially in the form set forth in Exhibit 4.4(a) (and the Company hereby instructs its counsel to deliver such opinion to New York Life and the Purchasers) and (b) from ArentFox Schiff LLP, New York Life’s and the Purchasers’ special counsel in connection with such transactions, substantially in the form set forth in Exhibit 4.4(b) and covering such other matters incident to such transactions as New York Life or such Purchaser may reasonably request.

-9- 4.5. Purchase Permitted By Applicable Law, Etc. On the date of such Closing, such Purchaser’s purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which such Purchaser is subject, without recourse to provisions (such as section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject such Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date of this Agreement. If requested by such Purchaser at least three Business Days prior to such Closing, such Purchaser shall have received an Officer’s Certificate certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted. 4.6. Sale of Other Notes. Contemporaneously with such Closing, the Company shall sell to each other Purchaser and each other Purchaser shall purchase the Notes to be purchased by it at such Closing as specified in Schedule A attached hereto for the Series C Notes or the Purchaser Schedule attached to the relevant Confirmation of Acceptance for any Shelf Notes. 4.7. Payment of Fees. Without limiting Section 15.1, the Company shall have paid on or before the date of this Agreement and each such Closing, as the case may be, (a) to each Purchaser, any reasonable fees due to it pursuant to or in connection with this Agreement, including any Delayed Delivery Fee due pursuant to Section 2.9(a), and (b) the fees, charges and disbursements of New York Life’s and the Purchasers’ special counsel referred to in Section 4.4(b) to the extent reflected in a statement of such counsel rendered to the Company at least two Business Days prior to such date. 4.8. Private Placement Number. A Private Placement Number issued by CUSIP Global Services (in cooperation with the SVO) shall have been obtained for each Series of the Notes being issued at such Closing. 4.9. Changes in Corporate Structure. The Company shall not have changed its jurisdiction of incorporation or been a party to any merger or consolidation or succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Section 5.5. 4.10. Funding Instructions. At least three Business Days prior to the date of such Closing, each Purchaser shall have received written instructions signed by a Responsible Officer on letterhead of the Company directing the manner of the payment of the purchase price for the Notes to be purchased at such Closing and setting forth (a) the name and address of the transferee bank and the name and

-10- telephone number of a contact person at such bank, (b) the transferee bank’s ABA number, (c) the account name and number into which the purchase price for the Notes to be purchased at such Closing is to be deposited and (d) the name and telephone number of a Responsible Officer responsible for (1) verifying receipt of the funds and (2) verifying the information set forth in the instructions. At the request of New York Life or any Purchaser, an identifiable Responsible Officer shall confirm the written instructions by a live videoconference made available to the Purchasers no later than two Business Days prior to the date of such Closing. 4.11. Other Conditions. Any special conditions to such purchase which may be agreed to by New York Life and the Company at the time of the Confirmation of Acceptance, such as repayment of existing Indebtedness, shall have been fulfilled. 4.12. Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to New York Life, such Purchaser and their special counsel, and New York Life, such Purchaser and their special counsel shall have received all such counterpart originals or certified or other copies of such documents as New York Life, such Purchaser or such special counsel may reasonably request. 5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to New York Life and each Purchaser, on and as of the date of this Agreement and the date of each Closing, that: 5.1. Organization; Power and Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to (a) own or hold under lease the properties it purports to own or hold under lease, (b) transact the business it transacts and proposes to transact, in each case, as described in the “Business” section of the Company’s Annual Report on Form 10-K (the “Form 10-K”) that was most recently filed with the SEC and (c) execute and deliver this Agreement and the Notes and to perform the provisions hereof and thereof. 5.2. Authorization, Etc. This Agreement and the Notes have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws

-11- affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). 5.3. Disclosure. This Agreement, the financial statements referred to in Section 5.5 and the documents, certificates or other writings delivered to New York Life or any Purchaser by or on behalf of the Company in connection with the transactions contemplated hereby and identified in Schedule 5.3 (as such Schedule may be updated pursuant to the relevant Request for Purchase) (this Agreement, such financial statements and such documents, certificates or other writings delivered to New York Life or any Series C Purchaser in connection with entering into this Agreement and the issuance of the Series C Notes (in the case of making this representation on the Series C Closing Day), or delivered to New York Life or any Purchaser in connection with such Purchaser’s purchase of Shelf Notes, prior to the time New York Life provided the interest rate quotes to the Company pursuant to Section 2.6 with respect to such Shelf Notes (in the case of making this representation in the relevant Request for Purchase and at the time of the issuance of the Shelf Notes thereunder) being referred to, collectively, as the “Disclosure Documents”), taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Notwithstanding the foregoing, the Company does not make any representations or warranties with respect to any forward-looking statements contained in any of the Disclosure Documents, other than that such forward-looking statements were prepared in good faith based upon assumptions believed to be reasonable at the time prepared (it being understood and agreed that actual results may vary materially from such forward-looking statements). Except as disclosed in the Disclosure Documents, since December 31, 2022 (in the case of making this representation on the Series C Closing Day) and since the end of the most recent fiscal year of the Company for which audited financial statements have been furnished prior to the time New York Life provided the interest rate quotes to the Company pursuant to Section 2.6 with respect to the Shelf Notes to be sold at a Closing (in the case of making this representation in connection with the relevant Request for Purchase and at the time of the issuance of the Shelf Notes thereunder), there has been no change in the financial condition, operations, business or properties of the Company or any Subsidiary except changes that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. 5.4. Organization and Ownership of Shares of Subsidiaries; Affiliates. (a) Schedule 5.4 (as such Schedule may be updated pursuant to the relevant Request for Purchase) contains (except as noted therein) complete and correct lists of (1) the Company’s Subsidiaries, showing, as to each Subsidiary, the name thereof, the jurisdiction of its organization, the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary, and (2) the Company’s directors and senior officers. (b) All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 (as such Schedule may be updated pursuant to the relevant Request for Purchase) as being owned by the Company and its Subsidiaries have

-12- been validly issued, are fully paid and non-assessable and are owned by the Company or another Subsidiary free and clear of any Lien that is prohibited by this Agreement. (c) Each Subsidiary is a corporation or other legal entity duly organized, validly existing and, where applicable, in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and, where applicable, is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact, in each case, as described in the “Business” section of Company’s Form 10-K for the year ended December 31, 2022, except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. 5.5. Financial Statements; Material Liabilities. The Company has delivered to New York Life on behalf of each Purchaser copies of (a) a consolidated balance sheet of the Company and its Subsidiaries as of the last day of each of the five fiscal years of the Company most recently completed prior to the date as of which this representation is made or repeated to New York Life and such Purchaser (other than fiscal years completed within 90 days prior to such date for which audited financial statements have not been released) and consolidated statements of income, changes in shareholders’ equity and cash flows of the Company and its Subsidiaries for each such year, all audited by independent public accountants of recognized national standing and (b) a consolidated balance sheet of the Company and its Subsidiaries as at the end of the quarterly period, if any, most recently completed prior to the delivery date and after the end of the most recent fiscal year for which financial statements have been delivered pursuant to clause (a) above (other than (1) quarterly periods completed within 45 days prior to the delivery date for which financial statements have not been released and (2) for the last quarterly period in any fiscal year, provided that, in the case of this clause (2), the Company shall have delivered the consolidated balance sheet for the third quarterly period in such fiscal year) and consolidated statements of income and cash flows for the periods from the beginning of the fiscal year in which such quarterly periods are included to the end of such quarterly periods, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year and prepared by the Company. All of such financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of their respective dates and the consolidated results of their operations and cash flows for the respective periods specified therein and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments). 5.6. Compliance with Laws, Other Instruments, Etc. The execution, delivery and performance by the Company of this Agreement and the Notes will not (a) contravene, result in any breach of, or constitute a default under, or result in the creation

-13- of any Lien in respect of any property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, corporate charter, by-laws, purchase or credit agreement or other material agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary; in each case under clauses (b) and (c), other than as could not reasonably be expected to result in a Material Adverse Effect. 5.7. Governmental Authorizations, Etc. Assuming the accuracy of the Purchasers’ representations in Sections 6.1 and 6.2, no consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement or the Notes. 5.8. Litigation; Observance of Agreements, Statutes and Orders. (a) There are no actions, suits, investigations or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. (b) Neither the Company nor any Subsidiary is (1) in default under any agreement or instrument to which it is a party or by which it is bound, (2) in violation of any order, judgment, decree or ruling of any court, any arbitrator of any kind or any Governmental Authority or (3) in violation of any applicable law, ordinance, rule or regulation of any Governmental Authority (including Environmental Laws, the USA PATRIOT Act or any of the other laws and regulations that are referred to in Section 5.16), which default or violation, in the case of clauses (1), (2) or (3), could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. 5.9. Taxes. The Company and its Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments or filings related thereto (a) the failure of which to pay or file would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or (b) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. On the Series C Closing Day, the U.S. federal income tax liabilities of the Company and its

-14- Subsidiaries have been finally determined (whether by reason of completed audits or the statute of limitations having run) for all fiscal years up to and including the fiscal year ended December 31, 2018. 5.10. Title to Property; Leases. The Company and its Subsidiaries have good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of their respective businesses, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Company or any Subsidiary after such date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens other than Permitted Liens. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects. 5.11. Licenses, Permits, Etc. (a) The Company and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, proprietary software, service marks, trademarks and trade names, or rights thereto, without known conflict with the rights of others, except where the failure to so own or possess could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. (b) To the knowledge of the Company, no product or service of the Company or any of its Subsidiaries infringes in any respect any license, permit, franchise, authorization, patent, copyright, proprietary software, service mark, trademark, trade name or other right owned by any other Person, except where such infringement could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. (c) To the knowledge of the Company, there is no violation by any Person of any right of the Company or any of its Subsidiaries with respect to any license, permit, franchise, authorization, patent, copyright, proprietary software, service mark, trademark, trade name or other right owned or used by the Company or any of its Subsidiaries, except where such violation could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. 5.12. Compliance with ERISA. (a) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3 of ERISA), and no event, transaction or condition has occurred or exists that could, individually or in the aggregate, reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any

-15- Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to section 430(k) of the Code or to any such penalty or excise tax provisions under the Code or federal law or section 4068 of ERISA or by the granting of a security interest in connection with the amendment of a Plan, other than such liabilities or Liens as would not be individually or in the aggregate Material. (b) The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan’s most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan’s most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities by more than $20,000,000 in the case of any single Plan and by more than $50,000,000 in the aggregate for all Plans. With respect to each Non-U.S. Plan that is a defined benefit pension plan required by applicable law to be funded in a trust or other funding vehicle, the aggregate of the accumulated benefit obligations under each such Non-U.S. Plan determined as of the end of the Company’s most recently ended fiscal year and based on those actuarial assumptions used to fund each such Non-US Plan in accordance with applicable law and prudent business practice or, where required, in accordance with ordinary accounting practices in the jurisdiction in which such Non-U.S. Plan is maintained, did not exceed the fair market value of the assets of such Non-U.S. Plans allocable to such benefit liabilities by more than a Material amount. The term “benefit liabilities” has the meaning specified in section 4001 of ERISA and the terms “current value” and “present value” have the meaning specified in section 3 of ERISA. (c) The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material and the Company and its Subsidiaries have not incurred any obligation in connection with its or their termination of or withdrawal from any Non-U.S. Plan that individually or in the aggregate are Material. (d) The expected postretirement benefit obligation (determined as of the last day of the Company’s most recently ended fiscal year in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 715-60, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its Subsidiaries is not Material. (e) The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Company to each Purchaser in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of such Purchaser’s representation in Section 6.3 as to the sources of the funds to be used to pay the purchase price of the Notes to be purchased by such Purchaser.

-16- (f) All Non-U.S. Plans have been established, operated, administered and maintained in compliance with all laws, regulations and orders applicable thereto, except where failure so to comply could not be reasonably expected to have a Material Adverse Effect. All premiums, contributions and any other amounts required by applicable Non- U.S. Plan documents or applicable laws to be paid or accrued by the Company and its Subsidiaries have been paid or accrued as required, except where failure so to pay or accrue could not be reasonably expected to have a Material Adverse Effect. 5.13. Private Offering by the Company. Neither the Company nor anyone acting on its behalf has offered the Notes or any similar Securities for sale to, or solicited any offer to buy the Notes or any similar Securities from, or otherwise approached or negotiated in respect thereof with, any Person other than the Purchasers, each of which has been offered the Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of section 5 of the Securities Act or to the registration requirements of any Securities or blue sky laws of any applicable jurisdiction. For the avoidance of doubt, none of the Purchasers are acting on behalf of the Company for the purposes of this Section 5.13. 5.14. Use of Proceeds; Margin Regulations. The Company will apply the proceeds of the sale of the Series C Notes hereunder for general corporate purposes, including the repayment of existing Indebtedness of the Company. The Company will apply the proceeds of the sale of any Shelf Notes as set forth in the relevant Request for Purchase. No part of the proceeds from the sale of any Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any Securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 5% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 5% of the value of such assets. As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U. 5.15. Existing Indebtedness; Future Liens. (a) Except as described therein, Schedule 5.15 (as such Schedule may be updated pursuant to the relevant Request for Purchase) sets forth a complete and correct summary list of all outstanding Indebtedness of the Company and its Subsidiaries (excluding (1) Indebtedness owing by any Subsidiary to another Subsidiary or to the Company and (2) for the avoidance of doubt, any operating lease obligations) as of June 13, 2023 in the case of the making of this representation on the Series C Closing Day, and as of the date set forth in the relevant Request for Purchase, in the case of making this representation in the relevant Request for Purchase and at the time of the issuance of the Shelf Notes thereunder (including descriptions of the obligors and obligees, principal

-17- amounts outstanding, any collateral therefor and any Guaranty Obligations thereof) the outstanding principal amount of which exceeds $10,000,000 (or its equivalent in other currencies), since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of the Company or its Subsidiaries. The aggregate amount of all outstanding Indebtedness of the Company and its Subsidiaries not set forth on Schedule 5.15 (as such Schedule may be updated pursuant to the relevant Request for Purchase) does not exceed $20,000,000 (or its equivalent in other currencies). Neither the Company nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Company or such Subsidiary the outstanding principal amount of which exceeds $10,000,000 and no event or condition exists with respect to any Indebtedness of the Company or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment. (b) Except as disclosed in Schedule 5.15 (as such Schedule may be updated pursuant to the relevant Request for Purchase), neither the Company nor any Subsidiary has agreed or consented to cause or permit any of its property, whether now owned or hereafter acquired, to be subject to a Lien that secures Indebtedness or to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien that secures Indebtedness. (c) Neither the Company nor any Subsidiary is a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of the Company or such Subsidiary, any agreement relating thereto or any other agreement (including, its charter or any other organizational document) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of the Company, except as specifically indicated in Schedule 5.15 (as such Schedule may be updated pursuant to the relevant Request for Purchase). 5.16. Foreign Assets Control Regulations, Etc. (a) Neither the Company nor any Controlled Entity (1) is a Blocked Person, (2) has been notified that its name appears or may in the future appear on a State Sanctions List or (3) is a target of sanctions that have been imposed by the United Nations or the European Union. (b) Neither the Company nor any Controlled Entity (1) has been found in violation of, has been charged or convicted under or, to its knowledge, has violated, any applicable U.S. Economic Sanctions Laws, Anti-Money Laundering Laws or Anti- Corruption Laws or (2) to the Company’s knowledge, is under investigation by any Governmental Authority for possible violation of any U.S. Economic Sanctions Laws, Anti-Money Laundering Laws or Anti-Corruption Laws. (c) No part of the proceeds from the sale of the Notes hereunder:

-18- (1) constitutes or will constitute funds obtained on behalf of any Blocked Person or will otherwise be used by the Company or any Controlled Entity, directly or indirectly, (i) in connection with any investment in, or any transactions or dealings with, any Blocked Person, (ii) for any purpose that would cause New York Life or any Purchaser to be in violation of any U.S. Economic Sanctions Laws or (iii) otherwise in violation of any U.S. Economic Sanctions Laws; (2) will be used, directly or indirectly, in violation of, or cause New York Life or any Purchaser to be in violation of, any applicable Anti-Money Laundering Laws; or (3) will be used, directly or indirectly, for the purpose of making any improper payments, including bribes, to any Governmental Official or commercial counterparty in order to obtain, retain or direct business or obtain any improper advantage, in each case which would be in violation of, or cause New York Life or any Purchaser to be in violation of, any applicable Anti-Corruption Laws. (d) The Company has established procedures and controls which it reasonably believes are adequate (and otherwise comply with applicable law) to ensure that the Company and each Controlled Entity is and will continue to be in compliance in all material respects with all applicable U.S. Economic Sanctions Laws, Anti-Money Laundering Laws and Anti-Corruption Laws. 5.17. Status under Certain Statutes. Neither the Company nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, the Public Utility Holding Company Act of 2005, the ICC Termination Act of 1995 or the Federal Power Act. 5.18. Environmental Matters. (a) Neither the Company nor any Subsidiary has knowledge of any claim or has received any written notice of any claim, and no proceeding has been instituted asserting any claim against the Company or any of its Subsidiaries or any of their respective real properties or other assets now or formerly owned, leased or operated by any of them, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect. (b) Neither the Company nor any Subsidiary has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. (c) Neither the Company nor any Subsidiary has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them in

-19- a manner which is contrary to any Environmental Law that could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. (d) Neither the Company nor any Subsidiary has disposed of any Hazardous Materials in a manner which is contrary to any Environmental Law that could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. (e) All buildings on all real properties now owned, leased or operated by the Company or any Subsidiary are in compliance with applicable Environmental Laws, except where failure to comply could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. 5.19. Ranking of Obligations. The Company’s payment obligations under this Agreement and the Notes will, upon issuance of the Notes, rank at least pari passu, without preference or priority, with all other unsecured and unsubordinated Indebtedness of the Company, and, except with respect to Material Credit Facilities, without giving effect to guarantees. 5.20. Insurance. The properties of the Company and its Subsidiaries are insured as required by Section 9.2. 5.21. Swap Obligations. Neither the Company nor any Subsidiary has incurred any outstanding obligations under any Swap Contracts, other than Permitted Swap Obligations. 6. REPRESENTATIONS OF THE PURCHASERS. 6.1. Purchase for Investment. Each Purchaser severally represents that it is purchasing the Notes for its own account or for one or more separate accounts maintained by such Purchaser or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that, subject to compliance with Section 13.2 of this Agreement, the disposition of such Purchaser’s or their property shall at all times be within such Purchaser’s or their control. Each Purchaser understands that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes. 6.2. Due Diligence. Each Purchaser severally represents that it is an Accredited Investor and has had an opportunity to ask questions of the Company and receive answers concerning the Company and its Subsidiaries and the terms and conditions of the sale of the Notes.

-20- 6.3. Source of Funds. Each Purchaser severally represents that at least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such Purchaser to pay the purchase price of the Notes to be purchased by such Purchaser hereunder: (a) the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the NAIC (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile; or (b) the Source is a separate account that is maintained solely in connection with such Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or (c) the Source is either (1) an insurance company pooled separate account, within the meaning of PTE 90-1 or (2) a bank collective investment fund, within the meaning of the PTE 91-38 and, except as disclosed by such Purchaser to the Company in writing pursuant to this clause (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or (d) the Source constitutes assets of an “investment fund” (within the meaning of Part VI of PTE 84-14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part VI of the QPAM Exemption), no employee benefit plan’s assets that are managed by the QPAM in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, represent more than 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a Person controlling or controlled by the QPAM maintains an ownership interest in the Company that would cause the QPAM and the Company to be “related” within the meaning of Part VI(h) of the QPAM Exemption and (1) the identity of such QPAM and (2) the names of any employee benefit plans whose assets in the investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of

-21- Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization, represent 10% or more of the assets of such investment fund, have been disclosed to the Company in writing pursuant to this clause (d); or (e) the Source constitutes assets of a “plan(s)” (within the meaning of Part IV(h) of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV(a) of the INHAM Exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a Person controlling or controlled by the INHAM (applying the definition of “control” in Part IV(d)(3) of the INHAM Exemption) owns a 10% or more interest in the Company and (1) the identity of such INHAM and (2) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (e); or (f) the Source is a governmental plan; or (g) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (g); or (h) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA. As used in this Section 6.3, the terms “employee benefit plan,” “governmental plan,” and “separate account” shall have the respective meanings assigned to such terms in section 3 of ERISA. 7. INFORMATION AS TO COMPANY. 7.1. Financial and Business Information. The Company shall deliver to New York Life and each holder of a Note that is an Institutional Investor: (a) Quarterly Statements – no later than 45 days (or such shorter period as is 15 days greater than the period applicable to the filing of the Company’s Quarterly Report on Form 10-Q (the “Form 10-Q”) with the SEC regardless of whether the Company is subject to the filing requirements thereof) after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year) or, if later, the date on which the Company’s Form 10-Q for such quarterly fiscal period is required to be filed with the SEC after giving effect to any automatic extension to which the Company is entitled without seeking SEC approval, duplicate copies of, (1) a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter, and (2) consolidated statements of income, changes in shareholders’ equity and cash flows of the Company and its Subsidiaries, for such quarter and

-22- (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments; provided that delivery within the time period specified above of copies of the Company’s Form 10-Q prepared in compliance with the requirements therefor and filed with the SEC shall be deemed to satisfy the requirements of this Section 7.1(a); provided, further, that the Company shall be deemed to have made such delivery of such Form 10-Q if it shall have timely made such Form 10-Q available on “EDGAR” so long as “EDGAR” is accessible to each Institutional Investor with no out- of-pocket expense (such availability thereof being referred to as “Electronic Delivery”); (b) Annual Statements – no later than 90 days (or such shorter period as is 15 days greater than the period applicable to the filing of the Company’s Form 10-K with the SEC regardless of whether the Company is subject to the filing requirements thereof) after the end of each fiscal year of the Company, or, if later, the date on which the Company’s Form 10-K for such fiscal year is required to be filed with the SEC after giving effect to any automatic extension to which the Company is entitled without seeking SEC approval, duplicate copies of, (1) a consolidated balance sheet of the Company and its Subsidiaries as at the end of such year, and (2) consolidated statements of income, changes in shareholders’ equity and cash flows of the Company and its Subsidiaries for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon (which opinion shall not be qualified or limited because of a restricted or limited examination by the independent auditor of any material portion of the Company’s or any Subsidiary’s records) of independent public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances; provided that the delivery within the time period specified above of the Company’s Form 10-K for such fiscal year prepared in accordance with the requirements therefor and filed with the SEC shall be deemed to satisfy the requirements of this Section 7.1(b); provided, further, that the Company shall be deemed to have made such delivery of such Form 10-K if it shall have timely made Electronic Delivery thereof.

-23- (c) SEC and Other Reports – promptly upon their becoming available, one copy of (1) each financial statement, report, proxy statement or similar document sent by the Company or any Subsidiary (i) to its creditors under any Material Credit Facility (excluding information sent to such creditors in the ordinary course of administration of a credit facility, such as, without limitation, information relating to pricing and borrowing availability, or compliance certificates or information expressly required by the terms of such Material Credit Facility) or (ii) to its public Securities holders generally, and (2) each current or periodic report, each registration statement (without exhibits except as expressly requested by New York Life or such holder), and each prospectus and all amendments thereto filed by the Company or any Subsidiary with the SEC and of all press releases and other statements made available generally by the Company or any Subsidiary to the public concerning developments that are Material; provided that the Company shall be deemed to have made such delivery of the items listed in clauses (1) and (2) if it shall have made Electronic Delivery in respect thereof; (d) Notice of Default or Event of Default – promptly, and in any event within 10 Business Days after a Responsible Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11(f), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto; (e) Employee Benefits Matters – promptly, and in any event within 10 Business Days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto: (1) with respect to any Plan, any reportable event which could reasonably be expected to have a Material Adverse Effect, as defined in section 4043(c) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date of this Agreement; (2) the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan and, such event could reasonably be expected to have a Material Adverse Effect; (3) any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or

-24- IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect; or (4) receipt of notice of the imposition of a Material financial penalty (which for this purpose shall mean any tax, penalty or other liability, whether by way of indemnity or otherwise) with respect to one or more Non-U.S. Plans; (f) Notices from Governmental Authority – promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Company or any Subsidiary from any federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect; provided that the Company shall be deemed to have made such delivery of the foregoing if it shall have timely made Electronic Delivery in respect thereof; and (g) Requested Information – with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries (including actual copies of the Company’s Form 10-Q and Form 10-K) or relating to the ability of the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by New York Life or any such holder of a Note. 7.2. Officer’s Certificate. Each set of financial statements delivered to New York Life or a holder of a Note pursuant to Section 7.1(a) or Section 7.1(b) shall be accompanied by (or sent separately if such financial statements are delivered by Electronic Delivery) a certificate of a Senior Financial Officer: (a) Covenant Compliance – setting forth the information from such financial statements that is required in order to establish whether the Company was in compliance with the requirements of Section 10 during the quarterly or annual period covered by the financial statements then being furnished (including with respect to each such provision that involves mathematical calculations, the information from such financial statements that is required to perform such calculations) and detailed calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Section, and the calculation of the amount, ratio or percentage then in existence. In the event that the Company or any Subsidiary has made an election to measure any financial liability using fair value (which election is being disregarded for purposes of determining compliance with this Agreement pursuant to Section 22.2) as to the period covered by any such financial statement, such Senior Financial Officer’s certificate as to such period shall include a reconciliation from GAAP with respect to such election; (b) Event of Default – certifying that such Senior Financial Officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the financial statements then being furnished to the date of the certificate and that such review shall not

-25- have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including any such event or condition resulting from the failure of the Company or any Subsidiary to comply with any Environmental Law that constituted or constitutes an Event of Default), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto; and (c) Subsidiary Guarantors – setting forth a list of all Subsidiaries that are Subsidiary Guarantors and certifying that each Subsidiary that is required to be a Subsidiary Guarantor pursuant to Section 9.7 is a Subsidiary Guarantor, in each case, as of the date of such certificate of such Senior Financial Officer. 7.3. Visitation. The Company shall permit the representatives of New York Life and each holder of a Note that is an Institutional Investor: (a) No Default – if no Default or Event of Default then exists, at the expense of New York Life or such holder and upon reasonable prior notice to the Company but no more than once during any fiscal year, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company’s officers, and (with the consent of the Company, which consent will not be unreasonably withheld, and in the presence of the Company if the Company shall so request) to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times as may be reasonably requested in writing; and (b) Default – if a Default or Event of Default then exists, at the expense of the Company to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers and to discuss their respective affairs, finances and accounts with their respective officers and, in the presence of the Company if the Company shall so request, independent public accountants (and by this provision the Company authorizes said accountants, in the presence of the Company if the Company shall so request, to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such reasonable times during normal business hours and as often as may be reasonably requested, upon reasonable advance notice to the Company. 7.4. Limitation on Disclosure Obligation. The Company shall not be required to disclose the following information pursuant to Section 7.1(c)(1)(i), 7.1(g), 7.3 or 8.9(d): (a) information that the Company determines after consultation with counsel qualified to advise on such matters that, notwithstanding the confidentiality requirements of Section 20, it would be prohibited from disclosing by applicable law or regulations without making public disclosure thereof; or

-26- (b) information that, notwithstanding the confidentiality requirements of Section 20, the Company is prohibited from disclosing by the terms of an obligation of confidentiality contained in any agreement with any non-Affiliate binding upon the Company and not entered into in contemplation of this clause (b), provided that the Company shall use commercially reasonable efforts to obtain consent from the party in whose favor the obligation of confidentiality was made to permit the disclosure of the relevant information and provided further that the Company has received a written opinion of counsel confirming that disclosure of such information without consent from such other contractual party would constitute a breach of such agreement. Promptly after determining that the Company is not permitted to disclose any information as a result of the limitations described in this Section 7.4, the Company will provide New York Life and each of the holders with an Officer’s Certificate describing generally the requested information that the Company is prohibited from disclosing pursuant to this Section 7.4 and the circumstances under which the Company is not permitted to disclose such information. Promptly after a request therefor from New York Life or any holder of Notes that is an Institutional Investor, the Company will provide New York Life and such holder with a written opinion of counsel (which may be addressed to the Company) relied upon as to any requested information that the Company is prohibited from disclosing to such holder under circumstances described in this Section 7.4. 8. PAYMENT AND PREPAYMENT OF THE NOTES. 8.1. Maturity. (a) Each Series of Shelf Notes shall be subject to required prepayments, if any, set forth in the Notes of such Series, provided that upon any partial prepayment of the Shelf Notes of any Series pursuant to Section 8.2, the principal amount of each required prepayment of the Shelf Notes of such Series becoming due under this Section 8.1(b) on and after the date of such prepayment shall be reduced in the same proportion as the aggregate unpaid principal amount of the Shelf Notes of such Series is reduced as a result of such prepayment. (b) As provided therein, the entire unpaid principal balance of each Note shall be due and payable on the Maturity Date thereof. 8.2. Optional Prepayments with Make-Whole Amount. (a) The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes of any Series, in an amount not less than 5% of the aggregate principal amount of the Notes of such Series then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid, and the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Company will give each holder of Notes of a Series to be prepaid (with a copy to New York Life and each other holder of a Note) written notice of each optional prepayment under this Section 8.2 not less than 10 days and not more than 60 days prior to the date fixed for such prepayment unless the Company and the Required Holders agree to another time period pursuant to Section 17. Each such notice shall specify such date (which

-27- shall be a Business Day), the aggregate principal amount of the Notes of the Series to be prepaid on such date, the principal amount of each Note of such Series held by such holder to be prepaid (determined in accordance with Section 8.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to New York Life and each holder of Notes of the Series to be prepaid a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date. (b) Notwithstanding anything contained in Section 8.2(a) to the contrary, if and so long as any Default or Event of Default then exists or would be caused by an optional prepayment, any optional prepayment of the Notes pursuant to the provisions of Section 8.2(a) shall be allocated among all of the Notes of all Series at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof. 8.3. Allocation of Partial Prepayments. (a) In the case of each partial prepayment of the Notes of any Series pursuant to Section 8.2(a), the principal amount of the Notes of such Series to be prepaid shall be allocated among all of the Notes of such Series at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment. (b) In the case of each partial prepayment of all Series of Notes pursuant to Section 8.2(b), the principal amount of the Notes to be prepaid shall be allocated among all of the Notes regardless of Series at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment. 8.4. Maturity; Surrender, Etc. In the case of each prepayment of Notes pursuant to this Section 8 (but subject to Section 8.8(e)), the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note. 8.5. Purchase of Notes. The Company will not, and will not permit any Affiliate to, purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except (a) upon the payment

-28- or prepayment of the Notes in accordance with the terms of this Agreement and the Notes or (b) pursuant to an offer to purchase the outstanding Notes of any Series made by the Company or an Affiliate pro rata to the holders of all Notes of such Series at the time outstanding upon the same terms and conditions; provided that, if and so long as any Default or Event of Default exists, such written offer shall be made pro rata to the holders of the Notes of all Series. Any such offer shall provide each holder of a Note of each relevant Series with sufficient information to enable it to make an informed decision with respect to such offer, and shall remain open for at least 10 Business Days. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment or prepayment of Notes pursuant to this Agreement and no Notes may be issued in substitution or exchange for any such Notes. 8.6. Make-Whole Amount. The term “Make-Whole Amount” means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings: “Called Principal” means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires. “Discounted Value” means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on such Note is payable) equal to the Reinvestment Yield with respect to such Called Principal. “Reinvestment Yield” means, with respect to the Called Principal of any Note, the sum of (x) 0.50% plus (y) the yield to maturity implied by the “Ask Yield(s)” reported as of 10:00 a.m. on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” (or such other display as may replace Page PX1) on Bloomberg Financial Markets for the most recently issued actively traded on-the-run U.S. Treasury securities (“Reported”) having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. If there are no such U.S. Treasury securities Reported having a maturity equal to such Remaining Average Life, then such implied yield to maturity will be determined by (a) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between the “Ask Yields” Reported for the applicable most recently issued actively traded on-the-run U.S. Treasury securities with the maturities (1) closest to and greater than such Remaining Average Life and (2) closest to and less than such Remaining Average Life. The Reinvestment Yield

-29- shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note. If such yields are not Reported or the yields Reported as of such time are not ascertainable (including by way of interpolation), then “Reinvestment Yield” means, with respect to the Called Principal of any Note, the sum of (x) 0.50% plus (y) the yield to maturity implied by the U.S. Treasury constant maturity yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for the U.S. Treasury constant maturity having a term equal to the Remaining Average Life of such Called Principal as of such Settlement Date. If there is no such U.S. Treasury constant maturity having a term equal to such Remaining Average Life, such implied yield to maturity will be determined by interpolating linearly between (i) the U.S. Treasury constant maturity so reported with the term closest to and greater than such Remaining Average Life and (ii) the U.S. Treasury constant maturity so reported with the term closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note. “Remaining Average Life” means, with respect to any Called Principal, the number of years obtained by dividing (a) such Called Principal into (b) the sum of the products obtained by multiplying (1) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (2) the number of years, computed on the basis of a 360-day year comprised of twelve 30-day months and calculated to two decimal places, that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment. “Remaining Scheduled Payments” means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2 or Section 12.1. “Settlement Date” means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires. 8.7. Payments Due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding, (a) except as set forth in clause (b), any payment of interest on any Note that is due on a date that is not a Business Day shall be made on the next succeeding Business Day without including the additional days

-30- elapsed in the computation of the interest payable on such next succeeding Business Day; and (b) any payment of principal of or Make-Whole Amount on any Note (including principal due on the Maturity Date of such Note) that is due on a date that is not a Business Day shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day. 8.8. Prepayment of Notes upon Change of Control. (a) Notice of Change of Control; Offer to Prepay if Change of Control Has Occurred. The Company will, no later than five Business Days after any Responsible Officer has knowledge of the occurrence of any Change of Control, give notice of such Change of Control to New York Life and each holder of Notes. Such notice shall contain and constitute an offer to prepay Notes as described in paragraph (b) of this Section 8.8 and shall be accompanied by the certificate described in paragraph (f) of this Section 8.8. No notice under this paragraph (a) shall be required if the Company has given a notice of prepayment in connection with the Change of Control under Section 8.2. (b) Offer to Prepay; Time for Payment. The offer to prepay Notes contemplated by paragraph (a) of this Section 8.8 shall be an offer to prepay, in accordance with and subject to this Section 8.8, all, but not less than all, of the Notes held by each holder on a date specified in such offer (the “Proposed Prepayment Date”). The Proposed Prepayment Date shall be a Business Day not less than 30 days and not more than 60 days after the date of the notice contemplated by paragraph (a) of this Section 8.8. (c) Acceptance; Rejection. A holder of Notes may accept the offer to prepay made pursuant to this Section 8.8 by causing a notice of such acceptance to be delivered to the Company at least five Business Days prior to the Proposed Prepayment Date. A failure by a holder of Notes to respond to an offer to prepay made pursuant to this Section 8.8, or to accept an offer as to all of the Notes held by the holder, within such time period shall be deemed to constitute a rejection of such offer by such holder. (d) Prepayment. Prepayment of the Notes to be prepaid pursuant to this Section 8.8 shall be at 100% of the principal amount of such Notes, together with unpaid interest on such Notes accrued to, but not including, the date of prepayment. The prepayment shall be made on the Proposed Prepayment Date (except pursuant to Section 8.8(e)). (e) Deferral Pending Change of Control. If notice of a Change of Control is delivered pursuant to Section 8.8(a) prior to the occurrence of such Change of Control, the obligation of the Company to prepay Notes pursuant to the offers required by Section 8.8(b) and accepted in accordance with Section 8.8(c) is subject to the occurrence of such Change of Control in respect of which such offers and acceptances shall have been made. In the event that such Change of Control does not occur on the Proposed Prepayment Date in respect thereof, the prepayment shall be deferred until, and shall be made on the date on which, such Change of Control occurs. The Company shall keep each holder of Notes reasonably and timely informed of (1) any such deferral of the date of prepayment, (2) the date on which such Change of Control and the prepayment are expected to occur and (3) any determination by the Company that efforts to effect such Change of Control have

-31- ceased or been abandoned (in which case the offers and acceptances made pursuant to this Section 8.8 in respect of such Change of Control automatically shall be deemed rescinded without penalty or other liability). (f) Officer’s Certificate. Each offer to prepay the Notes pursuant to this Section 8.8 shall be accompanied by a certificate, executed by a Senior Financial Officer and dated the date of such offer, specifying: (1) the Proposed Prepayment Date, (2) that such offer is made pursuant to this Section 8.8 and the failure by a holder to respond to such offer by the deadline established in Section 8.8(c) shall result in such offer to such holder being deemed rejected, (3) that the entire principal amount of each Note is offered to be prepaid, (4) the unpaid interest that would be due on each Note offered to be prepaid, accrued to, but not including, the Proposed Prepayment Date, (5) that the conditions of this Section 8.8 required to be fulfilled prior to the giving of such notice have been fulfilled and (6) in reasonable detail, the nature and date of the Change of Control. (g) Change of Control. “Change of Control” means either of the following: (1) any person or group of persons (within the meaning of the Exchange Act) shall have acquired beneficial ownership (within the meaning of Rule 13d promulgated by the SEC under the Exchange Act) of 50% or more of the issued and outstanding shares of the Company’s capital stock having the right to vote for the election of directors of the Company under ordinary circumstances, provided that, if at any time, the Bank Credit Agreement applies a change in beneficial ownership or similar percentage that triggers a “change of control,” “change in management” or similar event that is either higher or lower than the percentage set forth above, then the percentage set forth above shall be deemed to be such higher or lower percentage, as the case may be, as then in effect in the Bank Credit Agreement, provided, however, that in no event shall the maximum percentage hereunder ever exceed 50%; or (2) a majority of the directors of the Company shall cease for any reason (other than death or disability) to consist of (i) individuals who on the date of this Agreement were serving as directors of the Company and (ii) individuals who subsequently become members of the board of directors if such individuals’ nomination for election or election to the board of directors is recommended or approved by a majority of the board of directors of the Company. (h) Third Party Change of Control Offer. Notwithstanding this Section 8.8, the Company will not be required to make an offer to prepay the Notes upon a Change of Control if a third party from which no holder of a Note is required to receive clearance from any United States Governmental Authority in order to receive such prepayment (1) makes an offer to prepay the Notes upon such Change of Control in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 8.8 and (2) purchases all Notes in respect of which such offer has been accepted pursuant to Section 8.8(c). 8.9. Prepayment in Connection with a Disposition. (a) Notice and Offer. In the event any Debt Prepayment Application is to be used to make an offer (a “Transfer Prepayment Offer”) to prepay Notes pursuant to Section 10.2 of this Agreement (a “Debt Prepayment Transfer”), the Company will give

-32- written notice of such Debt Prepayment Transfer to each holder of Notes. Such written notice shall contain, and such written notice shall constitute, an irrevocable offer to prepay, at the election of each holder, a portion of the Notes held by such holder equal to such holder’s Ratable Portion of the net proceeds in respect of such Debt Prepayment Transfer on a date specified in such notice (the “Transfer Prepayment Date”) that is not less than 30 days and not more than 60 days after the date of such notice, together with interest on the amount to be so prepaid accrued to, but not including, the Transfer Prepayment Date. If the Transfer Prepayment Date shall not be specified in such notice, the Transfer Prepayment Date shall be the 45th day after the date of such notice. (b) Acceptance and Payment. To accept such Transfer Prepayment Offer, a holder of Notes shall cause a notice of such acceptance to be delivered to the Company at least five Business Days prior to the Transfer Prepayment Date, provided that failure to accept such offer in writing within such time period shall be deemed to constitute a rejection of the Transfer Prepayment Offer. If so accepted by any holder of a Note, such offered prepayment (equal to not less than such holder’s Ratable Portion of the net proceeds in respect of such Debt Prepayment Transfer) shall be due and payable on the Transfer Prepayment Date. Such offered prepayment shall be made at 100% of the principal amount of such Notes being so prepaid, together with unpaid interest on such principal amount then being prepaid accrued to the Transfer Prepayment Date determined as of the date of such prepayment. (c) Other Terms. Each offer to prepay the Notes pursuant to this Section 8.9 shall be accompanied by a certificate, executed by a Senior Financial Officer and dated the date of such offer, specifying (1) the Transfer Prepayment Date, (2) the net proceeds in respect of the applicable Debt Prepayment Transfer, (3) that such offer is being made pursuant to Section 8.9 and Section 10.2 of this Agreement, (4) the principal amount of each Note offered to be prepaid, (5) the interest that would be due on each Note offered to be prepaid, accrued to the Transfer Prepayment Date and (6) in reasonable detail, the nature of the Disposition giving rise to such Debt Prepayment Transfer and certifying that no Default or Event of Default exists or would exist after giving effect to the prepayment contemplated by such offer. (d) Notice Concerning Status of Holders of Notes. Promptly after each Transfer Prepayment Date and the making of all prepayments contemplated on such Transfer Prepayment Date under this Section 8.9 (and, in any event, within 30 days thereafter), the Company shall deliver to each holder of Notes a certificate signed by a Senior Financial Officer containing a list of the then current holders of Notes (together with their addresses) and setting forth as to each such holder the outstanding principal amount of Notes held by such holder at such time.

-33- 9. AFFIRMATIVE COVENANTS. The Company covenants that so long as any of the Notes are outstanding: 9.1. Compliance with Laws. Without limiting Section 10.9, the Company will, and will cause each of its Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject (including ERISA, Environmental Laws, the USA PATRIOT Act and the other laws and regulations that are referred to in Section 5.16) and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. 9.2. Insurance. The Company will, and will cause each of its Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated. 9.3. Maintenance of Properties. The Company will, and will cause each of its Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section 9.3 shall not prevent the Company or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. 9.4. Payment of Taxes and Claims. The Company will, and will cause each of its Subsidiaries to, file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent the same have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any Subsidiary, provided that neither the Company nor any Subsidiary need pay any such tax, assessment, charge, levy or claim if (a) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings,

-34- and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (b) the nonpayment of all such taxes, assessments, charges, levies and claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. 9.5. Corporate Existence, Etc. Subject to Sections 10.2 and 10.3, the Company will at all times preserve and keep its corporate existence in full force and effect. Subject to Sections 10.2 and 10.3, the Company will at all times preserve and keep in full force and effect the corporate existence of each of its Subsidiaries and all rights and franchises of the Company and its Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence (including due to a change in the classification of such entity), right or franchise could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. 9.6. Books and Records. The Company will, and will cause each of its Subsidiaries to, maintain proper books of record and account in conformity with GAAP and all applicable requirements of any Governmental Authority having legal or regulatory jurisdiction over the Company or such Subsidiary, as the case may be, in each case, in all material respects. The Company will, and will cause each of its Subsidiaries to, keep books, records and accounts which, in reasonable detail, accurately reflect all transactions and dispositions of assets. The Company and its Subsidiaries have devised a system of internal accounting controls sufficient to provide reasonable assurances that their respective books, records, and accounts accurately reflect in all material respects all transactions and dispositions of assets and the Company will, and will cause each of its Subsidiaries to, continue to maintain such system. 9.7. Subsidiary Guarantors. (a) The Company will cause each of its Subsidiaries that guarantees or otherwise becomes liable at any time, whether as a borrower or an additional or co- borrower or otherwise, for or in respect of any Indebtedness under any Material Credit Facility to concurrently therewith: (1) enter into an agreement in form and substance reasonably satisfactory to New York Life and the Required Holders providing for the guaranty by such Subsidiary, on a joint and several basis with all other such Subsidiaries, of (i) the prompt payment in full when due of all amounts payable by the Company pursuant to the Notes (whether for principal, interest, Make- Whole Amount or otherwise) and this Agreement, including all indemnities, fees and expenses payable by the Company thereunder and (ii) the prompt, full and faithful performance, observance and discharge by the Company of each and every covenant, agreement, undertaking and provision required pursuant to the Notes or this Agreement to be performed, observed or discharged by it (a “Subsidiary Guaranty”); and

-35- (2) deliver the following to New York Life and each holder of a Note: (i) an executed counterpart of such Subsidiary Guaranty; (ii) a certificate signed by an authorized responsible officer of such Subsidiary containing representations and warranties on behalf of such Subsidiary to the same effect, mutatis mutandis, as those contained in Sections 5.1, 5.2, 5.6, 5.7 and 5.19 of this Agreement (but with respect to such Subsidiary and such Subsidiary Guaranty rather than the Company); (iii) all documents as may be reasonably requested by New York Life or the Required Holders to evidence the due organization, continuing existence and, where applicable, good standing of such Subsidiary and the due authorization by all requisite action on the part of such Subsidiary of the execution and delivery of such Subsidiary Guaranty and the performance by such Subsidiary of its obligations thereunder; and (iv) a customary opinion of counsel reasonably satisfactory to New York Life and the Required Holders covering such matters relating to such Subsidiary and such Subsidiary Guaranty as New York Life or the Required Holders may reasonably request. (b) At the election of the Company and by written notice to New York Life and each holder of a Note, any Subsidiary Guarantor may be discharged from all of its obligations and liabilities under its Subsidiary Guaranty and shall be automatically released from its obligations thereunder without the need for the execution or delivery of any other document by New York Life and the holders, provided that (1) if such Subsidiary Guarantor is a guarantor or is otherwise liable for or in respect of any Material Credit Facility, then such Subsidiary Guarantor has been released and discharged (or will be released and discharged concurrently with the release of such Subsidiary Guarantor under its Subsidiary Guaranty) under such Material Credit Facility, (2) at the time of, and after giving effect to, such release and discharge, no Default or Event of Default shall be existing, (3) no amount is then due and payable under such Subsidiary Guaranty, and (4) New York Life and each holder shall have received a certificate of a Responsible Officer certifying as to the matters set forth in clauses (1) through (3). Anything in this Section 9.7 to the contrary notwithstanding, a Foreign Subsidiary that guarantees or is otherwise liable as a borrower or an additional or co-borrower under a Material Credit Facility shall be deemed not to be a guarantor, borrower or an additional or co-borrower of Indebtedness existing under such Material Credit Facility for purposes of this Section 9.7 if such Subsidiary shall have no obligations under such Material Credit Facility (or any other agreement or instrument relating thereto) for the repayment of any Indebtedness of the Company or any other Subsidiary outstanding thereunder (whether upon default by any party to such Material Credit Facility (or otherwise)) other than Indebtedness of another Foreign Subsidiary which Subsidiary also satisfies the conditions of this sentence.

-36- 9.8. Ranking of Obligations. The Company will ensure that its payment obligations under this Agreement and the Notes will at times rank at least pari passu, without preference or priority, with all other unsecured unsubordinated Indebtedness of the Company, and, except with respect to Material Credit Facilities, without giving effect to guarantees. 9.9. Excess Leverage Fee. Without limiting the Company’s obligations under Section 10.8(b), in the event the Company provides a Notice of Increase in Leverage Ratio, the Company agrees that, in addition to interest accruing on the Notes, the Company will pay to each holder of a Note a fee (computed on the same basis and payable at the same time as such interest) at a rate per annum equal to 0.50% (each such fee, an “Excess Leverage Fee”) on the outstanding principal amount of each Note held by such holder during the period beginning on the first day of the fiscal quarter immediately succeeding the fiscal quarter in which the Material Acquisition described in such Notice of Increase in Leverage Ratio occurs and ending on the last day of the fiscal quarter immediately following the last fiscal quarter for which the Company elected to increase the Maximum Leverage Ratio pursuant to such Notice of Increase in Leverage Ratio. The accrued and unpaid Excess Leverage Fee on any principal amount being paid or prepaid shall be paid concurrently with such principal. Any overdue payment of an Excess Leverage Fee shall accrue interest at a rate per annum from time to time equal to the applicable Default Rate, payable in arrears at the same time accrued interest is paid on such Note (or, at the option of the registered holder thereof, on demand). The Company will pay the Excess Leverage Fee to each holder of a Note by separate wire transfer. For the avoidance of doubt, payment of the Excess Leverage Fee shall be deemed to constitute a fee for all purposes. 10. NEGATIVE COVENANTS. The Company covenants that so long as any of the Notes are outstanding: 10.1. Limitation on Liens. The Company will not, and will not suffer or permit any Subsidiary to, directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its property, whether now owned or hereafter acquired, other than the following (“Permitted Liens”): (a) any Lien existing on property of the Company or any Subsidiary on the date of this Agreement and set forth in Schedule 10.1 securing Indebtedness outstanding on such date; (b) any Lien created under this Agreement; (c) Liens for taxes, fees, assessments or other governmental charges which are not delinquent or remain payable without penalty, or to the extent that nonpayment thereof is permitted by Section 9.4, provided that no notice of lien has been filed or recorded under the Code;

-37- (d) carriers’, warehousemen’s, mechanics’, landlords’, materialmen’s, repairmen’s or other similar Liens arising in the ordinary course of business which are not delinquent for more than 90 days or remain payable without penalty or which are being contested in good faith and by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto; (e) Liens (other than any Lien imposed by ERISA) consisting of pledges or deposits required in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, including pursuant to Section 8a of the German Old Age Employees Retirement Act (Altersteilzeitgesetz) or Section 7e of the Fourth Book of the German Social Code (Sozialgesetzbuch (SGB) – Viertes Buch (IV)); (f) Liens on the property of the Company or its Subsidiaries securing (1) the non-delinquent performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, (2) contingent obligations on surety and appeal bonds, and (3) other non-delinquent obligations of a like nature; in each case, incurred in the ordinary course of business and treating as non-delinquent any delinquency which is being contested in good faith and by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto; (g) Liens consisting of judgment or judicial attachment liens with respect to judgments which do not constitute an Event of Default and in the aggregate do not exceed $75,000,000; (h) easements, rights-of-way, restrictions and other similar encumbrances which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the businesses of the Company and its Subsidiaries; (i) Liens on assets of Persons which become Subsidiaries after the date of this Agreement, provided, however, that such Liens existed at the time the respective Persons became Subsidiaries and were not created in anticipation thereof and such liens do not extend to any other property of the Company or its Subsidiaries (except proceeds of such property, and in the case of Liens on real estate or equipment, items which become fixtures on such real estate or are accessions to such equipment pursuant to the terms of the original agreement governing such Lien); (j) purchase money security interests on any property of the Company or its Subsidiaries securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring, improving or constructing such property; provided that (1) any such Lien attaches to such property concurrently with or within 90 days after the acquisition, improvement or construction thereof, (2) such Lien attaches solely to such property and the proceeds thereof, (3) the principal amount of the Indebtedness secured thereby does not exceed 100% of the cost of such property, improvement or construction, and (4) the principal amount of the Indebtedness secured by any and all such purchase money security interests shall not at any time exceed the greater of $50,000,000 and 1.5%

-38- of Consolidated Total Assets as appearing in the latest balance sheet delivered pursuant to Section 7.1(a) or (b) (or, if prior to the delivery of any such financial statements hereunder, as of March 31, 2023); (k) Liens arising solely by virtue of any statutory or common law provision (including, Liens arising under the general terms and conditions of banks or savings banks (Allgemeine Geschäftsbedingungen der Banken oder Sparkassen)) relating to banker’s liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided that (1) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the FRB, and (2) such deposit account is not intended by the Company or any Subsidiary to provide collateral to the depository institution; (l) Liens consisting of pledges of cash collateral or government securities, to secure on a mark-to-market basis Permitted Swap Obligations (including customary netting arrangements therein) only; provided that (1) the counterparty to any Swap Contract relating to such Permitted Swap Obligations is under a similar requirement to deliver similar collateral from time to time to the Company or the Subsidiary party thereto on a mark-to-market basis and (2) the aggregate value of such collateral so pledged by the Company and the Subsidiaries together in favor of any counterparty does not at any time exceed $15,000,000; (m) Liens securing reimbursement obligations for letters of credit which encumber only goods and rights related thereto, or documents of title covering goods, which are purchased in transactions for which such letters of credit are issued; (n) Liens to secure Indebtedness of (1) any Subsidiary that is not a Subsidiary Guarantor to the Company or to another Subsidiary or (2) the Company or any Subsidiary Guarantor to the Company or a Subsidiary Guarantor; (o) (1) any interest or title of a lessor under any operating lease entered into by the Company or any of its Subsidiaries in the ordinary course of its business and covering only the assets so leased and (2) licenses, operating leases or subleases granted to other Persons in the ordinary course of business not interfering in any material respect with the business of the Company or any of its Subsidiaries; (p) Liens arising out of conditional sale, title retention (including extended retention of title), consignment or similar arrangements for the sale of goods; (q) (1) Liens arising from precautionary UCC financing statement filings (or equivalent filings, registrations or agreements in foreign jurisdictions) with respect to operating leases or consignment arrangements entered into by the Company or any of its Subsidiaries in the ordinary course of business, and (2) Liens, if any, arising in respect of any factoring, assignments or sales of accounts receivable or similar arrangements in the ordinary course of business;

-39- (r) Liens encumbering the Company’s or any of its Subsidiary’s equity interests or other investments in any Joint Venture (1) securing obligations (other than Indebtedness) of the Company or such Subsidiary under the joint venture agreement for such Joint Venture or (2) in the nature of customary voting, equity transfer, redemptive rights or similar terms (other than Liens securing Indebtedness) under any such agreement; (s) Liens solely on any cash earnest money deposits, escrow arrangements or similar arrangements made by the Company or any Subsidiary in connection with any letter of intent or purchase agreement for any Acquisition or Investment; (t) (1) deposits made in the ordinary course of business to secure obligations to insurance carriers providing casualty, liability or other insurance to the Company and its Subsidiaries and (2) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto; (u) any Lien, rights of set off or netting or charges (or similar rights having that effect) arising under standard commercial terms and conditions (including arising under article 24 and 25 of the general terms and conditions (algemene voorwaarden) of any member of the Dutch Bankers’ association (Nederlandse Vereniging van Banken) or the equivalent in any other jurisdiction) of account banks with whom the Company or any of its Subsidiaries maintains a banking relationship in the ordinary course of business; (v) any extension, renewal or substitution of or for any of the foregoing Liens; provided that (1) the Indebtedness or other obligation or liability secured by the applicable Lien shall not exceed the Indebtedness or other obligation or liability existing immediately prior to such extension, renewal or substitution plus an amount necessary to pay any fees and expenses, including premiums, commissions and discounts, related to such extension, renewal or substitution and (2) the Lien securing such Indebtedness or other obligation or liability shall be limited to the property which, immediately prior to such extension, renewal or substitution, secured such Indebtedness or other obligation or liability; and (w) other Liens not otherwise permitted by clauses (a) through (v), inclusive, of this Section 10.1 securing Indebtedness; provided that the aggregate amount of Indebtedness secured by such Liens shall be permitted by Section 10.8(c) and provided further that, notwithstanding the foregoing, the Company will not, and will not suffer or permit any Subsidiary to, secure pursuant to this Section 10.1(v) any Indebtedness outstanding under or pursuant to any Material Credit Facility unless and until the Notes (and any guaranty delivered in connection therewith) shall concurrently be secured equally and ratably with such Indebtedness pursuant to documentation reasonably acceptable to New York Life and the Required Holders in substance and in form, including an intercreditor agreement and opinions of counsel to the Company and/or any such Subsidiary, as the case may be, from counsel that is reasonably acceptable to New York Life and the Required Holders. 10.2. Disposition of Assets. Except as permitted by Section 10.3, the Company will not, and will not suffer or permit any Subsidiary to, directly or indirectly, sell, assign, lease, convey, transfer or otherwise dispose of (collectively, a “Disposition”) (whether in one or a series of

-40- transactions) any property (including accounts and notes receivable, with or without recourse) or enter into any agreement to do any of the foregoing, except: (a) Dispositions of inventory, or used, worn-out, obsolete or surplus equipment or intellectual property, all in the ordinary course of business; (b) Dispositions of Accounts Receivable pursuant to a Permitted Receivables Purchase Facility; (c) Disposition of assets received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business; (d) Dispositions of assets between and among the Company and its Wholly- Owned Subsidiaries of the Company that are Domestic Subsidiaries, and Dispositions of assets between and among Wholly-Owned Subsidiaries of the Company that are Foreign Subsidiaries; (e) sales of Accounts Receivable by Foreign Subsidiaries which do not provide directly or indirectly for recourse for credit losses against the seller of such Accounts Receivable or against any of such seller’s Affiliates and which are done on customary market terms or on other terms satisfactory to (1) the administrative agent under either Bank Credit Agreement to the extent the applicable Bank Credit Agreement is in effect or (2) New York Life and the Required Holders; and (f) Dispositions not otherwise permitted hereunder; provided that (1) in the good faith opinion of the Company, the Disposition is in exchange for consideration having a fair market value at least equal to that of the property subject to such Disposition and is in the best interest of the Company or such Subsidiary, taken as a whole; (2) after giving effect to such transaction, no Default or Event of Default shall exist; and (3) immediately after giving effect to the Disposition, the aggregate net book value of all assets that were the subject of any Disposition pursuant to this Section 10.2(f) occurring in the then current fiscal year would not exceed 15% of Consolidated Total Assets as appearing in the latest balance sheet delivered pursuant to Section 7.1(a) or (b) (or, if prior to the delivery of any such financial statements hereunder, as of March 31, 2023). Notwithstanding the foregoing, the Company may, or may permit a Subsidiary to, make a Disposition and the assets subject to such Disposition shall not be subject to or included in the foregoing limitation and computation contained in paragraph (f)(3) of the preceding sentence if, within 365 days of such Disposition, an amount equal to the net proceeds from such Disposition is:

-41- (A) reinvested in productive assets to be used in the existing business of the Company or a Subsidiary; or (B) the net proceeds from such Disposition are applied to a Debt Prepayment Application. Solely for the purposes of this clause (B), whether or not such offers are accepted by the holders, the entire principal amount of the Notes subject to a Debt Prepayment Application shall be deemed to have been prepaid so long as the aggregate amount of net proceeds from such Disposition which have been offered for prepayment to holders, and which offers have been rejected, shall have then been applied to reduce the principal amount of any Material Credit Facility, if and to the extent any such facilities exist at that time, or if no such facilities exist at that time, so long as the aggregate amount of such net proceeds from such Disposition have been offered for prepayment to the holders of Notes. 10.3. Consolidations and Mergers. The Company will not, and will not suffer or permit any Subsidiary Guarantor to, consolidate with or merge with any other Person or convey, transfer, sell or lease all or substantially all of its assets in a single transaction or series of transactions to any Person, except that the Company or any Subsidiary Guarantor may consolidate or merge with any other Person or convey, transfer, sell or lease all or substantially all of its assets in a single transaction or series of transactions to any Person, provided that: (a) in the case of the Company, the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer, sale or lease all or substantially all of the assets of the Company as an entirety, as the case may be, shall be a solvent corporation or limited liability company organized and existing under the laws of the United States or any State thereof (including the District of Columbia), and, if the Company is not such successor or survivor, such corporation or limited liability company, (1) shall have executed and delivered, in form and substance reasonably satisfactory to New York Life and the Required Holders, to New York Life and each holder of any Notes its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement and the Notes and (2) shall have caused to be delivered to New York Life and each holder of any Notes an opinion of nationally recognized independent counsel, or other independent counsel reasonably satisfactory to New York Life and the Required Holders, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof; (b) in the case of any Subsidiary Guarantor, the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer, sale or lease all or substantially all of the assets of such Subsidiary Guarantor as an entirety, as the case may be, shall be a solvent corporation or limited liability company organized and existing under the laws of the United States or any State thereof (including the District of Columbia), and, if such Subsidiary Guarantor, another Subsidiary Guarantor or the Company is not such successor or survivor, such corporation or limited liability

-42- company, (1) shall have executed and delivered, in form and substance reasonably satisfactory to New York Life and the Required Holders, to New York Life and each holder of any Notes its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement and the Notes, (2) shall have caused to be delivered to New York Life and each holder of any Notes an opinion of nationally recognized independent counsel, or other independent counsel reasonably satisfactory to the Required Holders, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof and (3) such Subsidiary Guarantor reaffirms its obligations under its Subsidiary Guaranty in writing at such time pursuant to documentation that is reasonably acceptable to New York Life and to the Required Holders; and (c) immediately before and immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing. No such conveyance, transfer, sale or lease of all or substantially all of the assets of the Company or any Subsidiary Guarantor shall have the effect of releasing the Company, such Subsidiary Guarantor or any successor corporation or limited liability company that shall theretofore have become such in the manner prescribed in this Section 10.3 from its liability under this Agreement, the Notes or its Subsidiary Guaranty. 10.4. Limitation on Non-Guarantor Subsidiary Indebtedness. The Company shall not permit any Subsidiary that is not a Subsidiary Guarantor to, create, incur, assume, suffer to exist, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except: (a) Indebtedness incurred pursuant to this Agreement; (b) Indebtedness incurred in the ordinary course of business in respect of (1) any surety bonds, performance bonds, customs bonds, statutory, appeal or similar bonds, completion guarantees or other obligations of a like nature and (2) workers’ compensation, social security, health, disability or other employee benefits or property, casualty or liability insurance; (c) Indebtedness owed in respect of any overdrafts and related liabilities arising from treasury, depositary and cash management services or in connection with any automated clearinghouse transfers of funds; provided that such Indebtedness shall be repaid in full within five Business Days of the incurrence thereof; (d) Indebtedness consisting of Contingent Obligations; (e) Indebtedness existing on the date of this Agreement and set forth in Schedule 5.15 (without any updates to such Schedule), and any Refinancing Indebtedness with respect thereto; (f) Indebtedness secured by Liens permitted by Section 10.1(j);

-43- (g) Intercompany Indebtedness; provided, however, that in the event of any subsequent issuance or transfer of any capital stock which results in the holder of such Indebtedness ceasing to be a Subsidiary of the Company or any subsequent transfer of such Indebtedness (other than to the Company or any of its Subsidiaries) such Indebtedness shall be required to be permitted under another clause of this Section 10.4; (h) Indebtedness arising out of purchase price adjustments or similar obligations (including earn-out obligations) and customary indemnification obligations incurred in connection with an Acquisition; (i) Indebtedness consisting of the financing of insurance premiums or take or pay obligations contained in supply arrangements, in each case, incurred in the ordinary course of business; (j) Indebtedness incurred pursuant to Section 8a of the German Old Age Employees Retirement Act (Altersteilzeitgesetz) or Section 7e of the Fourth Book of the German Social Code (Sozialgesetzbuch (SGB) – Viertes Buch (IV)); (k) Receivables Facility Attributed Indebtedness; (l) Indebtedness of a Person existing at the time such Person becomes a Subsidiary or is existing at the time such Person is merged into or consolidated with any Subsidiary or at the time of a sale, lease or other disposition of the properties and assets of such Person (or a division thereof) as an entirety or substantially as an entirety to any Subsidiary and is assumed by such Subsidiary; provided that any Indebtedness was not incurred in contemplation thereof, as applicable; and (m) other Indebtedness not otherwise permitted by clauses (a) through (l), inclusive, of this Section 10.4; provided that the aggregate amount of such Indebtedness under this clause (m) is permitted by Section 10.8(c). 10.5. Transactions with Affiliates. The Company will not and will not permit any Subsidiary to enter into directly or indirectly any material transaction or material group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or another Subsidiary), except in the ordinary course and pursuant to the reasonable requirements of the Company’s or such Subsidiary’s business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary, taken as a whole, than would be obtainable in a comparable arm’s-length transaction with a Person not an Affiliate. 10.6. Restricted Payments. The Company will not, and will not suffer or permit any Subsidiary to, (a) declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of its capital stock, or purchase, redeem or otherwise acquire for value any shares of its capital stock or any warrants, rights or options to acquire such shares, now or hereafter outstanding or (b) make any deposit for any of the foregoing

-44- purposes (each of (a) and (b), a “Restricted Payment”) if a Default or Event of Default shall have occurred and be continuing at the time of the declaration of such Restricted Payment or would result therefrom. 10.7. Line of Business. The Company will not, and will not suffer or permit any Subsidiary to, engage in any material line of business substantially different from those lines of business carried on by the Company and its Subsidiaries, taken as a whole, on the date of this Agreement and those which are similar, complementary, ancillary or reasonably related thereto. 10.8. Financial Covenants. (a) Interest Coverage Ratio. The Company will not permit the Interest Coverage Ratio as of the end of any fiscal quarter of the Company to be less than 3.00 to 1.00. (b) Leverage Ratio. The Company will not permit the Leverage Ratio as of the end of any fiscal quarter of the Company to be greater than 3.50 to 1.00 (the “Maximum Leverage Ratio”); provided that, upon receipt by New York Life and the holders of the Notes of a Notice of Increase in Leverage Ratio, the Maximum Leverage Ratio shall be increased to 4.00 to 1.00 commencing on the last day of the fiscal quarter in which the Material Acquisition described in such Notice of Increase in Leverage Ratio occurs and continuing for the three consecutive fiscal quarters (or such fewer consecutive fiscal quarters as set forth in such Notice of Increase in Leverage Ratio) immediately following the conclusion of the fiscal quarter in which such Material Acquisition occurs (a “Leverage Spike Period”); provided that (1) the Company may not elect more than two Leverage Spike Periods during the term of this Agreement and (2) there must be at least one full fiscal quarter between the end of a Leverage Spike Period and the start of another Leverage Spike Period. “Notice of Increase in Leverage Ratio” means a notice, signed by a Senior Financial Officer, which states (i) that the Company or a Subsidiary has completed a Material Acquisition, (ii) the date of the occurrence of such Material Acquisition, (iii) the aggregate consideration paid and/or contributed in such Material Acquisition and (iv) that by such notice the Company has elected to increase the Maximum Leverage Ratio to 4.00 to 1.00 commencing on the last day of the fiscal quarter in which such Material Acquisition occurred and for each of the one, two or three fiscal quarters immediately following such fiscal quarter. (c) Priority Debt. The Company will not at any time permit the outstanding principal amount of Priority Debt to exceed the greater of (1) $535,000,000 and (2) 15% of Consolidated Total Assets as appearing in the latest balance sheet delivered pursuant to Section 7.1(a) or (b) (or, if prior to the delivery of any such financial statements hereunder, as of March 31, 2023). 10.9. Economic Sanctions, Etc. The Company will not, and will not permit any Controlled Entity to (a) become (including by virtue of being owned or controlled by a Blocked Person), own or control a Blocked Person or

-45- (b) directly or indirectly have any investment in or engage in any dealing or transaction (including any investment, dealing or transaction involving the proceeds of the Notes) with any Person if such investment, dealing or transaction (1) would cause New York Life or any holder or any affiliate of New York Life or such holder to be in violation of, or subject to sanctions under, any law or regulation applicable to New York Life or such holder, or (2) is prohibited by or subject to sanctions under any U.S. Economic Sanctions Laws. 11. EVENTS OF DEFAULT. An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing: (a) the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or (b) the Company defaults in the payment of any interest on any Note or any Excess Leverage Fee for more than five Business Days after the same becomes due and payable; or (c) the Company defaults in the performance of or compliance with any term (a) contained in Section 10.1 or 10.4 and such default remains unremedied for 10 Business Days or (b) contained in Section 7.1(d) or any other provision of Section 10; or (d) the Company or any Subsidiary Guarantor defaults in the performance of or compliance with any term contained herein (other than those referred to in Sections 11(a), (b) and (c)) or in any Subsidiary Guaranty and such default is not remedied within 30 days after the earlier of (1) a Responsible Officer obtaining actual knowledge of such default and (2) the Company receiving written notice of such default from New York Life or any holder of a Note (any such written notice to be identified as a “notice of default” and to refer specifically to this Section 11(d)); or (e) (1) any representation or warranty made in writing by or on behalf of the Company or by any officer of the Company in this Agreement or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made, or (2) any representation or warranty made in writing by or on behalf of any Subsidiary Guarantor or by any officer of such Subsidiary Guarantor in any Subsidiary Guaranty or any in writing furnished in connection with such Subsidiary Guaranty proves to have been false or incorrect in any material respect on the date as of which made; or (f) (1) the Company or any Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness that is outstanding in an aggregate principal amount of at least $75,000,000 (or its equivalent in the relevant currency of payment) beyond any period of grace provided with respect thereto, or (2) the Company or any Subsidiary is in default in the performance of or compliance with any term of any evidence of any Indebtedness in an aggregate outstanding principal amount of at least $75,000,000 (or its equivalent in the

-46- relevant currency of payment) or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared (or one or more Persons are entitled to declare such Indebtedness to be), due and payable before its stated maturity or before its regularly scheduled dates of payment, or (3) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Indebtedness to convert such Indebtedness into equity interests), (i) the Company or any Subsidiary has become obligated to purchase or repay Indebtedness before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $75,000,000 (or the relevant currency of payment), or (ii) one or more Persons have the right to require the Company or any Subsidiary so to purchase or repay such Indebtedness; or (g) the Company, any Subsidiary Guarantor or any Significant Subsidiary (or group of Subsidiaries that constitute a Significant Subsidiary) (1) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (2) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (3) makes an assignment for the benefit of its creditors, (4) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (5) is adjudicated as insolvent or to be liquidated, or (6) takes corporate action for the purpose of any of the foregoing; or (h) a court or other Governmental Authority of competent jurisdiction enters an order appointing, without consent by the Company, any Subsidiary Guarantor or any of its Significant Subsidiaries (or group of Subsidiaries that constitute a Significant Subsidiary), a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company, any Subsidiary Guarantor or any of its Significant Subsidiaries (or group of Subsidiaries that constitute a Significant Subsidiary), or any such petition shall be filed against the Company, any Subsidiary Guarantor or any of its Significant Subsidiaries (or group of Subsidiaries that constitute a Significant Subsidiary) and such petition shall not be dismissed within 60 days; or (i) one or more final judgments or orders for the payment of money aggregating in excess of $75,000,000 (or its equivalent in the relevant currency of payment), including any such final order enforcing a binding arbitration decision, are rendered against one or more of the Company and its Subsidiaries and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or (j) if (1) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of

-47- any amortization period is sought or granted under section 412 of the Code, (2) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (3) there is any “amount of unfunded benefit liabilities” (within the meaning of section 4001(a)(18) of ERISA) under one or more Plans, determined in accordance with Title IV of ERISA, (4) the aggregate present value of accrued benefit liabilities under all funded Non-U.S. Plans exceeds the aggregate current value of the assets of such Non-U.S. Plans allocable to such liabilities, (5) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (6) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, (7) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder, (8) the Company or any Subsidiary fails to administer or maintain a Non-U.S. Plan in compliance with the requirements of any and all applicable laws, statutes, rules, regulations or court orders or any Non-U.S. Plan is involuntarily terminated or wound up, or (9) the Company or any Subsidiary becomes subject to the imposition of a financial penalty (which for this purpose shall mean any tax, penalty or other liability, whether by way of indemnity or otherwise) with respect to one or more Non-U.S. Plans; and any such event or events described in clauses (1) through (9) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect. As used in this Section 11(j), the terms “employee benefit plan” and “employee welfare benefit plan” shall have the respective meanings assigned to such terms in section 3 of ERISA; or (k) any Subsidiary Guaranty shall cease to be in full force and effect, any Subsidiary Guarantor or any Person acting on behalf of any Subsidiary Guarantor shall contest in any manner the validity, binding nature or enforceability of any Subsidiary Guaranty, or the obligations of any Subsidiary Guarantor under any Subsidiary Guaranty are not or cease to be legal, valid, binding and enforceable in accordance with the terms of such Subsidiary Guaranty. 12. REMEDIES ON DEFAULT, ETC. 12.1. Acceleration. (a) If an Event of Default with respect to the Company described in Section 11(g) or (h) (other than an Event of Default described in clause (1) of Section 11(g) or described in clause (6) of Section 11(g) by virtue of the fact that such clause encompasses clause (1) of Section 11(g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable and the Facility shall be terminated. (b) If any other Event of Default has occurred and is continuing, the Required Holders may at any time at its or their option, by notice or notices to the Company, declare

-48- all the Notes then outstanding to be immediately due and payable and New York Life or the Required Holders may elect to terminate the Facility. (c) If any Event of Default described in Section 11(a) or (b) has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable. Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (1) all accrued and unpaid interest thereon (including interest accrued thereon at the applicable Default Rate), (2) any Excess Leverage Fee and (3) the Make-Whole Amount determined in respect of such principal amount, shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances. 12.2. Other Remedies. If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note or Subsidiary Guaranty, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise. 12.3. Rescission. At any time after any Notes have been declared due and payable pursuant to Section 12.1(b) or (c), the Required Holders, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all overdue Excess Leverage Fee, if any, on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, Excess Leverage Fee, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the applicable Default Rate, (b) neither the Company nor any other Person shall have paid any amounts which have become due solely by reason of such declaration, (c) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (d) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

-49- 12.4. No Waivers or Election of Remedies, Expenses, Etc. No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder’s rights, powers or remedies. No right, power or remedy conferred by this Agreement, any Subsidiary Guaranty or any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, reasonable and documented attorneys’ fees, expenses and disbursements. 13. REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES. 13.1. Registration of Notes. The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. If any holder of one or more Notes is a nominee, then (a) the name and address of the beneficial owner of such Note or Notes shall also be registered in such register as an owner and holder thereof and (b) at any such beneficial owner’s option, either such beneficial owner or its nominee may execute any amendment, waiver or consent pursuant to this Agreement. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes. 13.2. Transfer and Exchange of Notes. Upon surrender of any Note to the Company at the address and to the attention of the designated officer (all as specified in Section 18(3)), for registration of transfer or exchange (and in the case of a surrender for registration of transfer accompanied by a written instrument of transfer duly executed by the registered holder of such Note or such holder’s attorney duly authorized in writing and accompanied by the relevant name, address and other information for notices of each transferee of such Note or part thereof), within 10 Business Days thereafter, the Company shall execute and deliver, at the Company’s expense (except as provided below), one or more new Notes of the same Series (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of the Notes of such Series originally issued hereunder. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred (a) to any Competitor, or (b) in denominations of less than $100,000, provided that if

-50- necessary to enable the registration of transfer by a holder of its entire holding of a Series of Notes, one Note of such Series may be in a denomination of less than $100,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.3. 13.3. Replacement of Notes. Upon receipt by the Company at the address and to the attention of the designated officer (all as specified in Section 18(3)) of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $50,000,000 or a Qualified Institutional Buyer, such Person’s own unsecured agreement of indemnity shall be deemed to be satisfactory), or (b) in the case of mutilation, upon surrender and cancellation thereof, within 10 Business Days thereafter, the Company at its own expense shall execute and deliver, in lieu thereof, a new Note of the same Series, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon. 14. PAYMENTS ON NOTES. 14.1. Place of Payment. Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, Excess Leverage Fee, if any, and interest becoming due and payable on the Notes shall be made in Chicago, Illinois at the principal office of Bank of America, N.A. in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction. 14.2. Payments by Wire Transfer. So long as any Purchaser or its nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, Excess Leverage Fee, if any, interest and all other amounts becoming due hereunder by the method and at the address specified for such purpose below such Purchaser’s name in Schedule A attached hereto (in the case of the Series C Notes) or the Purchaser Schedule attached to the relevant Confirmation of Acceptance (in the case of any Shelf Notes), or by such other method or at such other address as such Purchaser shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon,

-51- except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1. Prior to any sale or other disposition of any Note held by a Purchaser or its nominee, such Purchaser will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 13.2. The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by a Purchaser under this Agreement and that has made the same agreement relating to such Note as the Purchasers have made in this Section 14.2. 14.3. FATCA Information. By acceptance of any Note, the holder of such Note agrees that such holder will with reasonable promptness duly complete and deliver to the Company, or to such other Person as may be reasonably requested by the Company, from time to time (a) in the case of any such holder that is a United States Person, such holder’s United States tax identification number or other documentation, including an IRS Form W-9, reasonably requested by the Company necessary to establish such holder’s status as a United States Person under FATCA and as may otherwise be necessary for the Company to comply with its obligations under FATCA and (b) in the case of any such holder that is not a United States Person, such documentation prescribed by applicable law (including as prescribed by section 1471(b)(3)(C)(i) of the Code) and such additional documentation, including an applicable IRS Form W-8, as may be necessary for the Company to comply with its obligations under FATCA and to determine that such holder has complied with such holder’s obligations under FATCA or to determine the amount (if any) to deduct and withhold from any such payment made to such holder. Nothing in this Section 14.3 shall require any holder to provide information that is confidential or proprietary to such holder unless the Company is required to obtain such information under FATCA and, in such event, the Company shall treat any such information it receives as confidential except to the extent disclosure is required by law. Each holder further agrees that if any form, certification, or other document it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form, certification or document as promptly as possible so that it remains current. 15. EXPENSES, ETC. 15.1. Transaction Expenses. Whether or not the transactions contemplated hereby are consummated, the Company will pay all reasonable and documented costs and expenses (including reasonable and documented attorneys’ fees of a special counsel and, if reasonably required by New York Life or the Required Holders, local or other counsel) incurred by New York Life, the Purchasers and each other holder of a Note in connection with the initial transactions contemplated hereby. The Company will pay all out-of-pocket and documented costs and expenses (including reasonable and documented attorneys’ fees of a special counsel and, if reasonably required by New York Life or the Required Holders, local or other counsel) incurred by New York Life, the Purchasers and each other holder of a Note in connection with any amendments, waivers or consents under or in respect of this

-52- Agreement, any Subsidiary Guaranty or the Notes (whether or not such amendment, waiver or consent becomes effective), including: (a) the documented costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement, any Subsidiary Guaranty or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, any Subsidiary Guaranty or the Notes, or by reason of being a holder of any Note; (b) the documented costs and expenses, including financial advisors’ fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes and any Subsidiary Guaranty and (c) the documented costs and expenses incurred in connection with the initial filing of this Agreement and all related documents and financial information with the SVO, provided that such costs and expenses under this clause (c) shall not exceed $5,600. If required by the NAIC, the Company shall obtain and maintain at its own cost and expense a Legal Entity Identifier (LEI). The Company will pay, and will save New York Life, each Purchaser and each other holder of a Note harmless from, (1) all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those, if any, retained by a Purchaser or other holder in connection with its purchase of the Notes), (2) any and all wire transfer fees that any bank or other financial institution deducts from any payment under such Note to such holder or otherwise charges to a holder of a Note with respect to a payment under such Note and (3) any judgment, liability, claim, order, decree, fine, penalty, cost, fee, expense (including reasonable and documented attorneys’ fees and expenses) or obligation resulting from the consummation of the transactions contemplated hereby, including the use of the proceeds of the Notes by the Company. 15.2. Certain Taxes. The Company agrees to pay all stamp, documentary or similar taxes or fees which may be payable in respect of the execution and delivery or the enforcement of this Agreement or any Subsidiary Guaranty or the execution and delivery (but not the transfer) or the enforcement of any of the Notes in the United States or any other jurisdiction where the Company or any Subsidiary Guarantor has assets or of any amendment of, or waiver or consent under or with respect to, this Agreement or any Subsidiary Guaranty or of any of the Notes, and to pay any value added tax due and payable in respect of reimbursement of costs and expenses by the Company pursuant to this Section 15, and will save each holder of a Note to the extent permitted by applicable law harmless against any loss or liability resulting from nonpayment or delay in payment of any such tax or fee required to be paid by the Company hereunder. 15.3. Survival. The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement, any Subsidiary Guaranty or the Notes, and the termination of this Agreement.

-53- 16. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT. All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of such Purchaser or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement, the Notes and any Subsidiary Guaranties embody the entire agreement and understanding among New York Life, each Purchaser and the Company and supersede all prior agreements and understandings relating to the subject matter hereof. 17. AMENDMENT AND WAIVER. 17.1. Requirements. This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), only with the written consent of the Company, New York Life and the Required Holders, except that: (a) no amendment or waiver of any of Sections 1, 2, 3, 4, 5, 6, 9.9 or 21 hereof, or any defined term (as it is used therein), will be effective as to New York Life or any Purchaser unless consented to by New York Life or such Purchaser in writing; and (b) no amendment or waiver may, without the written consent of New York Life and each Purchaser and the holder of each Note at the time outstanding, (1) subject to Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of (i) interest on the Notes, (ii) the Excess Leverage Fee or (iii) the Make-Whole Amount, (2) change the percentage of the principal amount of the Notes the holders of which are required to consent to any amendment or waiver, or (3) amend any of Sections 8 (except as set forth in the second sentence of Section 8.2(a)), 11(a), 11(b), 12, 17 or 20. 17.2. Solicitation of Holders of Notes. (a) Solicitation. The Company will provide New York Life and each holder of a Note with sufficient information, sufficiently far in advance of the date a decision is required, to enable New York Life and such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes or any Subsidiary Guaranty. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to this Section 17 or any Subsidiary Guaranty to New York Life and each holder of a Note promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

-54- (b) Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to New York Life or any holder of a Note as consideration for or as an inducement to the entering into by New York Life or such holder of any waiver or amendment of any of the terms and provisions hereof or of any Subsidiary Guaranty or any Note unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to New York Life and each holder of a Note even if such holder did not consent to such waiver or amendment. (c) Consent in Contemplation of Transfer. Any consent given pursuant to this Section 17 or a Subsidiary Guaranty by a holder of a Note that has transferred or has agreed to transfer its Note to the Company, any Subsidiary or any Affiliate of the Company in connection with such consent shall be void and of no force or effect except solely as to such holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other holders of Notes that were acquired under the same or similar conditions) shall be void and of no force or effect except solely as to such holder. 17.3. Binding Effect, Etc. Any amendment or waiver consented to as provided in this Section 17 or any Subsidiary Guaranty applies equally to New York Life and all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and New York Life or any holder of a Note and no delay in exercising any rights hereunder or under any Note or Subsidiary Guaranty shall operate as a waiver of any rights of any holder of such Note. 17.4. Notes Held by Company, Etc. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement, any Subsidiary Guaranty or the Notes, or have directed the taking of any action provided herein or in any Subsidiary Guaranty or the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding. 18. NOTICES. Except to the extent otherwise provided in Section 7.4, all notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by an internationally recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage

-55- prepaid), or (c) by an internationally recognized overnight delivery service (charges prepaid). Any such notice must be sent: (1) if to any Purchaser or its nominee, to such Purchaser or nominee at the address specified for such communications in Schedule A attached hereto (in the case of the Series C Notes) or the Purchaser Schedule attached to the relevant Confirmation of Acceptance (in the case of any Shelf Notes) or at such other address as such Purchaser or nominee shall have specified to the Company in writing, (2) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or (3) if to the Company, to the Company at its address set forth at the beginning hereof to the attention of Jenna Myszak, Vice President, Tax & Treasury and Lisa M. Anderson, Senior Vice President, General Counsel and Corporate Secretary, or at such other address as the Company shall have specified to the holder of each Note in writing. Notices under this Section 18 will be deemed given only when actually received. 19. REPRODUCTION OF DOCUMENTS. This Agreement and all documents relating hereto, including (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by New York Life or any Purchaser at a Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to New York Life or any Purchaser, may be reproduced by New York Life or such Purchaser by any photographic, photostatic, electronic, digital, or other similar process and New York Life and such Purchaser may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by New York Life or such Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Company, New York Life or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction. 20. CONFIDENTIAL INFORMATION. For the purposes of this Section 20, “Confidential Information” means information delivered to New York Life or any Purchaser by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by New York Life or such Purchaser as being confidential information of the Company or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to New York Life or such Purchaser prior to the time of such

-56- disclosure, (b) subsequently becomes publicly known through no act or omission by New York Life or such Purchaser or any Person acting on New York Life’s or such Purchaser’s behalf, (c) otherwise becomes known to New York Life or such Purchaser other than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to New York Life or such Purchaser under Section 7.1 that are otherwise publicly available. New York Life and each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by New York Life or such Purchaser in good faith to protect confidential information of third parties delivered to New York Life or such Purchaser, provided that New York Life or such Purchaser may deliver or disclose Confidential Information to (1) its directors, officers, employees, agents, attorneys, trustees and affiliates (to the extent such disclosure reasonably relates to the administration of this Agreement or the investment represented by its Notes), (2) its auditors, financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with this Section 20, (3) New York Life or any other holder of any Note, (4) any Institutional Investor to which it sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by this Section 20), (5) any Person from which it offers to purchase any Security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by this Section 20), (6) any federal or state regulatory authority having jurisdiction over New York Life or such Purchaser requiring delivery of such information, (7) the NAIC or the SVO or, in each case, any similar organization, or any nationally recognized rating agency that requires access to information about New York Life’s or such Purchaser’s investment portfolio, or (8) any other Person to which such delivery or disclosure may be necessary or appropriate (i) to effect compliance with any law, rule, regulation or order applicable to New York Life or such Purchaser, (ii) in response to any subpoena or other legal process, (iii) in connection with any litigation to which New York Life or such Purchaser is a party or (iv) if an Event of Default has occurred and is continuing, to the extent New York Life or such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser’s Notes, this Agreement or any Subsidiary Guaranty. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying this Section 20. In the event that as a condition to receiving access to information relating to the Company or its Subsidiaries in connection with the transactions contemplated by or otherwise pursuant to this Agreement, New York Life or any Purchaser or holder of a Note is required to agree to a confidentiality undertaking (whether through Intralinks, another secure website, a secure virtual workspace or otherwise) which is different from this Section 20, this Section 20 shall not be amended thereby and, as between New York Life or such Purchaser or such holder and the Company, this Section 20 shall supersede any such other confidentiality undertaking.

-57- 21. SUBSTITUTION OF PURCHASER. Each Purchaser shall have the right to substitute any one of its Affiliates or another Purchaser or any one of such other Purchaser’s Affiliates (a “Substitute Purchaser”) as the purchaser of the Notes that it has agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both such Purchaser and such Substitute Purchaser, shall contain such Substitute Purchaser’s agreement to be bound by this Agreement and shall contain a confirmation by such Substitute Purchaser of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, any reference to such Purchaser in this Agreement (other than in this Section 21), shall be deemed to refer to such Substitute Purchaser in lieu of such original Purchaser. In the event that such Substitute Purchaser is so substituted as a Purchaser hereunder and such Substitute Purchaser thereafter transfers to such original Purchaser all of the Notes then held by such Substitute Purchaser, upon receipt by the Company of notice of such transfer, any reference to such Substitute Purchaser as a “Purchaser” in this Agreement (other than in this Section 21), shall no longer be deemed to refer to such Substitute Purchaser, but shall refer to such original Purchaser, and such original Purchaser shall again have all the rights of an original holder of the Notes under this Agreement. 22. MISCELLANEOUS. 22.1. Successors and Assigns. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, any subsequent holder of a Note) whether so expressed or not, except that the Company may not assign or otherwise transfer any of its rights or obligations hereunder or under the Notes without the prior written consent of each holder. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto and their respective successors and assigns permitted hereby) any legal or equitable right, remedy or claim under or by reason of this Agreement. 22.2. Accounting Terms; Division. All accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with GAAP. Except as otherwise specifically provided herein, (a) all computations made pursuant to this Agreement shall be made in accordance with GAAP, and (b) all financial statements shall be prepared in accordance with GAAP. For purposes of determining compliance with this Agreement (including Section 9, Section 10 and the definition of “Indebtedness”), any election by the Company to measure any financial liability using fair value (as permitted by Financial Accounting Standards Board Accounting Standards Codification Topic No. 825-10-25 – Fair Value Option, International Accounting Standard 39 – Financial Instruments: Recognition and Measurement or any similar accounting standard) shall be disregarded and such determination shall be made as if such election had not been made. Any reference herein to a merger, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited

-58- liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company shall constitute a separate Person hereunder (and each division of any limited liability company that is a Subsidiary, joint venture or any other like term shall also constitute such a Person or entity). 22.3. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction. 22.4. Construction, Etc. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person. Defined terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein) and, for purposes of the Notes, shall also include any such notes issued in substitution therefor pursuant to Section 13, (b) subject to Section 22.1, any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Sections, Exhibits and Schedules shall be construed to refer to Sections of, and Exhibits and Schedules to, this Agreement, (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time and (f) references to any time of day are to New York City local time unless otherwise specified. 22.5. Counterparts; Electronic Contracting. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of

-59- a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto. The parties agree to electronic contracting and signatures with respect to this Agreement and all other documents delivered hereunder (other than the Notes). Delivery of an electronic signature to, or a signed copy of, this Agreement and all other documents delivered hereunder (other than the Notes) by facsimile, email or other electronic transmission shall be fully binding on the parties to the same extent as the delivery of the signed originals and shall be admissible into evidence for all purposes. Notwithstanding the foregoing, if New York Life or any Purchaser shall request manually signed counterpart signatures to this Agreement or any other documents delivered hereunder, the Company hereby agrees to use its reasonable best efforts to provide such manually signed signature pages as soon as reasonably practicable. 22.6. Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State. 22.7. Jurisdiction and Process; Waiver of Jury Trial. (a) The Company irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement or the Notes. To the fullest extent permitted by applicable law, the Company irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. (b) The Company agrees, to the fullest extent permitted by applicable law, that a final judgment in any suit, action or proceeding of the nature referred to in Section 22.7(a) brought in any such court shall be conclusive and binding upon it subject to rights of appeal, as the case may be, and may be enforced in the courts of the United States of America or the State of New York (or any other courts to the jurisdiction of which it or any of its assets is or may be subject) by a suit upon such judgment. (c) The Company consents to process being served by or on behalf of New York Life or any holder of Notes in any suit, action or proceeding of the nature referred to in Section 22.7(a) by mailing a copy thereof by registered, certified, priority or express mail (or any substantially similar form of mail), postage prepaid, return receipt or delivery confirmation requested, to it at its address specified in Section 18 or at such other address of which New York Life or such holder shall then have been notified pursuant to said Section. The Company agrees that such service upon receipt (1) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (2) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively

-60- presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service. (d) Nothing in this Section 22.7 shall affect the right of New York Life or any holder of a Note to serve process in any manner permitted by law, or limit any right that New York Life or the holders of any of the Notes may have to bring proceedings against the Company in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction. (e) THE PARTIES HERETO HEREBY WAIVE TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS AGREEMENT, THE NOTES OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THEREWITH. 22.8. Transaction References. With the prior written consent of the Company, each of New York Life, the Purchasers and their respective Affiliates may (a) refer to the identity of the Company, its role in establishing the Facility, the maximum aggregate principal amount of Notes that may be issued under the Facility and the Notes issued thereunder on its internet site or in marketing materials, press releases, published “tombstone” announcements or any other print or electronic medium and (b) display the Company’s corporate logo in conjunction with any such reference. [Remainder of page left intentionally blank. Next page is signature page.]

[Signature Page to Note Purchase and Master Note Agreement – IDEX Corporation] If you are in agreement with the foregoing, please sign the form of agreement on a counterpart of this Agreement and return it to the Company, whereupon this Agreement shall become a binding agreement between you and the Company. Very truly yours, IDEX CORPORATION By: /s/ Jenna Myszak Name: Jenna Myszak Title: Vice President, Tax & Treasury

[Signature Page to Note Purchase and Master Note Agreement – IDEX Corporation] This Agreement is hereby accepted and agreed to as of the date thereof. NYL INVESTORS LLC By: /s/ Andrew Donner Name: Andrew Donner Title: Managing Director NEW YORK LIFE INSURANCE COMPANY By: NYL Investors LLC, its Investment Manager By: /s/ Andrew Donner Name: Andrew Donner Title: Managing Director NEW YORK LIFE GROUP INSURANCE COMPANY OF NY By: NYL Investors LLC, its Investment Manager By: /s/ Andrew Donner Name: Andrew Donner Title: Managing Director NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION INSTITUTIONALLY OWNED LIFE INSURANCE SEPARATE ACCOUNT (BOLI 3) By: NYL Investors LLC, its Investment Manager By: /s/ Andrew Donner Name: Andrew Donner Title: Managing Director

[Signature Page to Note Purchase and Master Note Agreement – IDEX Corporation] NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION INSTITUTIONALLY OWNED LIFE INSURANCE SEPARATE ACCOUNT (BOLI 3-2) By: NYL Investors LLC, its Investment Manager By: /s/ Andrew Donner Name: Andrew Donner Title: Managing Director NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION INSTITUTIONALLY OWNED LIFE INSURANCE SEPARATE ACCOUNT (BOLI 30C) By: NYL Investors LLC, its Investment Manager By: /s/ Andrew Donner Name: Andrew Donner Title: Managing Director

SCHEDULE B (to Note Purchase and Master Note Agreement) DEFINED TERMS As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term: “Acceptance” is defined in Section 2.7. “Acceptance Day” is defined in Section 2.7. “Acceptance Window” is defined in Section 2.7. “Accepted Note” is defined in Section 2.7. “Accounts Receivable” means presently existing and hereafter arising or acquired accounts receivable, general intangibles, choses in action and other forms of obligations and receivables relating in any way to Inventory or arising from the sale of Inventory or the rendering of services or howsoever otherwise arising, and, with respect to any of the foregoing receivables or obligations, (a) all of the interest of the Company or any of its Subsidiaries in the goods (including returned goods) the sale of which gave rise to such receivable or obligation after the passage of title thereto to any obligor, (b) all other Liens and property subject thereto from time to time purporting to secure payment of such receivables or obligations, (c) all guarantees, insurance, letters of credit and other agreements or arrangements of whatever character from time to time supporting or securing payment of any such receivables or obligations, (d) all interests of the Receivables Subsidiary under the documents evidencing a Permitted Receivables Purchase Facility and any permitted performance guaranty given in connection therewith, and (e) all records relating to any of the foregoing and all proceeds and products of any of the foregoing. “Accredited Investor” means a Person who qualifies as an “accredited investor,” as defined under subsections (1), (2), (3) or (7) of Rule 501(a) of Regulation D promulgated by the SEC under the Securities Act, acting for its own account (and not for the account of others) or acting as a fiduciary or agent for others each of whom is an Accredited Investor. “Acquisition” means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person or (b) the acquisition of in excess of 50% of the capital stock, partnership interests, membership interests or equity of any Person, or otherwise causing any Person to become a Subsidiary. “Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. “Agreement” means this Note Purchase and Master Note Agreement, including all Exhibits and Schedules attached to this Agreement. “Anti-Corruption Laws” means any law or regulation in a U.S. or any non-U.S. jurisdiction regarding bribery or any other corrupt activity, including the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act 2010.

S-B-2 “Anti-Money Laundering Laws” means any law or regulation in a U.S. or any non-U.S. jurisdiction regarding money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes, including the Currency and Foreign Transactions Reporting Act of 1970 (otherwise known as the Bank Secrecy Act) and the USA PATRIOT Act. “Attributable Indebtedness” means, without duplication, on any date, (a) in respect of any Capital Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, (b) in respect of any Off Balance Sheet Obligation which is a lease, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease, (c) in respect of any Permitted Receivables Purchase Facility, the amount of Receivables Facility Attributed Indebtedness and (d) in respect of any other Off Balance Sheet Obligation, the amount of such Obligations which would reasonably be expected to be characterized as indebtedness upon the insolvency or bankruptcy of such Person. “Available Facility Amount” means, at any point in time, (a) $300,000,000, minus (b) the aggregate principal amount of promissory notes outstanding under the 2016 Note Agreement, minus (c) the aggregate principal amount of Notes (including the Series C Notes) purchased and sold pursuant to this Agreement prior to such time, minus (d) the aggregate principal amount of Accepted Notes that have not been purchased and sold hereunder prior to such time and for which the applicable Closing has not been cancelled, plus (e) the aggregate principal amount of Notes repaid or prepaid pursuant to this Agreement prior to such time. “Bank Credit Agreement” means that certain Amended and Restated Credit Agreement dated as of November 1, 2022 by and among the Company, each Designated Borrower (as defined therein), each lender from time to time party thereto and Bank of America, N.A., as administrative agent, swingline lender and L/C issuer, JPMorgan Chase Bank, N.A., PNC Bank, National Association and Wells Fargo National Bank, as co-syndication agents and L/C issuers, HSBC USA, National Association, Mizuho Bank, Ltd. and Bank of China, Chicago Branch, as co- documentation agents, including any renewals, extensions, amendments, supplements, restatements, replacements or refinancing thereof. “Blocked Person” means (a) a Person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by OFAC, (b) a Person, entity, organization, country or regime that is blocked or a target of sanctions that have been imposed under U.S. Economic Sanctions Laws or (c) a Person that is an agent, department or instrumentality of, or is otherwise beneficially owned by, controlled by or acting on behalf of, directly or indirectly, any Person, entity, organization, country or regime described in clause (a) or (b). “Business Day” means (a) for the purposes of Section 8.6, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed, and (b) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York or Chicago, Illinois are required or authorized to be closed. “Cancellation Date” is defined in Section 2.9(b).

S-B-3 “Cancellation Fee” is defined in Section 2.9(b). “Capital Lease” has the meaning specified in the definition of “Capital Lease Obligations.” “Capital Lease Obligations” means the principal component of all monetary obligations of the Company or any of its Subsidiaries under any leasing or similar arrangement which, in accordance with GAAP, is classified as a capital lease (“Capital Lease”), provided that any such obligations of the Company or its Subsidiaries that would not have been required to be reflected on the consolidated balance sheet of the Company in accordance with GAAP as of June 13, 2016, but are subsequently recharacterized as capital lease obligations due to a change in accounting treatment, shall for all purposes under this Agreement not be treated as Capital Lease Obligations or Indebtedness. “Closing” means any closing of the purchase and sale of Notes hereunder. “Closing Date” means, with respect to (a) the Series C Notes, the Series C Closing Day and (b) any Accepted Note (1) the Business Day specified for the closing of the purchase and sale of such Accepted Note in the Confirmation of Acceptance for such Accepted Note, provided that if the Company and the Purchasers which are obligated to purchase the Accepted Note agree on an earlier Business Day for the closing, the “Closing Date” for the Accepted Note is the earlier Business Day, and (2) if the closing of the purchase and sale of such Accepted Note is rescheduled pursuant to Section 3.3, the Closing Date for such Accepted Note, for all purposes of this Agreement except references to “original Closing Date” in Section 2.9(a), shall mean the Rescheduled Closing Day with respect to such Accepted Note. “Code” means the Internal Revenue Code of 1986 and the rules and regulations promulgated thereunder from time to time. “Company” is defined in the first paragraph of this Agreement. “Competitor” means any Person primarily engaged in the development, design, manufacture and sale of pumps, flow meters and other fluidics systems and components and engineered products; provided, however, that the term “Competitor” shall exclude any Person that is an Institutional Investor and that, but for this proviso, would fall within the definition of “Competitor” solely through the holding of passive investments in a Competitor. “Confidential Information” is defined in Section 20. “Confirmation of Acceptance” is defined in Section 2.7. “Consolidated Debt” means, as of any date of determination, for the Company and its Subsidiaries, the sum, without duplication, of (a) all Indebtedness of the Company and its Subsidiaries for borrowed money determined on a consolidated basis in accordance with GAAP, (b) Attributable Indebtedness of the Company and its Subsidiaries in respect of Capital Leases, Off Balance Sheet Obligations and a Permitted Receivables Purchase Facility, (c) the amount of any unpaid drawing with respect to any letter of credit that is not reimbursed within three Business

S-B-4 Days of the date of such drawing, and (d) all Guaranty Obligations with respect to debt of the types specified in clauses (a), (b) and (c) above of Persons other than the Company or any Subsidiary. “Consolidated Interest Expense” means, for any period, the sum, without duplication, of total interest expense (including that attributable to Capital Leases in accordance with GAAP) of the Company and its Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of the Company and its Subsidiaries, including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing, but excluding, however, any amortization of deferred financing costs, all as determined on a consolidated basis for the Company and its consolidated Subsidiaries in accordance with GAAP plus the interest component of Off Balance Sheet Obligations. Any calculation of pro forma Consolidated Interest Expense with respect to an Acquisition shall be done on the basis that (a) any Indebtedness incurred or assumed in connection with such Acquisition was incurred or assumed at the beginning of the pro forma period, (b) such Indebtedness was repaid from operating cash flow over the pro forma period at the intervals and in the amounts reasonably projected to be paid in respect of such Indebtedness over the 12-month period immediately following the Acquisition and (c) if such Indebtedness bears a floating interest rate, such interest shall be paid over the pro forma period at the rate in effect on the date of such Acquisition. “Consolidated Net Income” means with respect to any period for any Person, the aggregate of the net income (loss) of such Person for such period, determined in accordance with GAAP on a consolidated basis, provided that the net income (loss) of any other Person which is not a Subsidiary shall be included in the Consolidated Net Income of such Person only to the extent of the amount of cash dividends or distributions paid to such Person or to a consolidated Subsidiary of such Person. There shall be excluded from Consolidated Net Income (a) non-cash extraordinary losses as long as no reserve is required to be established in accordance with GAAP and (b) the excess (but not the deficit), if any, of (1) any gain which must be treated as an extraordinary item under GAAP or any gain realized upon the sale or other disposition of any real property or equipment that is not sold in the ordinary course of business or of any capital stock of a Subsidiary of such Person over (2) any loss which is not excluded pursuant to clause (a) above. “Consolidated Total Assets” means, as of any date, the total assets of the Company and its Subsidiaries as of such date, determined on a consolidated basis in accordance with GAAP. “Contingent Obligation” means, as to any Person, any direct or indirect liability of that Person, whether or not contingent, with or without recourse, (a) with respect to any Indebtedness, lease, dividend, letter of credit or other obligation (the “primary obligations”) of another Person (the “primary obligor”), including any obligation of that Person (1) to purchase, repurchase or otherwise acquire such primary obligations or any security therefor, (2) to advance or provide funds for the payment or discharge of any such primary obligation, or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (3) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (4) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof (each, a “Guaranty Obligation”); (b) with respect to any Surety Instrument issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of

S-B-5 drawings or payments; (c) to purchase any materials, supplies or other property from, or to obtain the services of, another Person if the relevant contract or other related document or obligation requires that payment for such materials, supplies or other property, or for such services, shall be made regardless of whether delivery of such materials, supplies or other property is ever made or tendered, or such services are ever performed or tendered, or (d) in respect of any Swap Contract. The amount of any Contingent Obligation shall (i) in the case of Guaranty Obligations, be deemed equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof, provided that if any Guaranty Obligation (A) is limited to an amount less than the obligations guaranteed or supported the amount of the corresponding Contingent Obligation shall be equal to the lesser of the amount determined pursuant to the initial clause of this sentence and the amount to which such guaranty is so limited or (B) is limited to recourse against a particular asset or assets of such Person the amount of the corresponding Contingent Obligation shall be equal to the lesser of the amount determined pursuant to the initial clause of this sentence and the fair market value of such asset or assets at the date for determination of the amount of the Contingent Obligation, (ii) in the case of other Contingent Obligations other than in respect of Swap Contracts, be equal to the maximum reasonably anticipated liability in respect thereof, and (iii) in the case of Contingent Obligations in respect of Swap Contracts, be equal to the Swap Termination Value. “Contractual Obligation” means, as to any Person, any provision of any Security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto. “Controlled Entity” means (a) any of the Subsidiaries of the Company and any of their or the Company’s respective Controlled Affiliates and (b) if the Company has a parent company, such parent company and its Controlled Affiliates. “Debt Prepayment Application” means, with respect to any Disposition under Section 10.2(f) of any assets, the application by the Company or any Subsidiary, as the case may be, of cash in an amount equal to the net proceeds with respect to such Disposition (excluding amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Disposition) to pay Senior Indebtedness (other than Senior Indebtedness owing to the Company or any of its Subsidiaries or any Affiliate), provided that in the course of making such application the Company shall offer to prepay each outstanding Note, in accordance with Section 8.9, in a principal amount which equals the Ratable Portion of such Note in respect of such Disposition. “Debt Prepayment Transfer” is defined in Section 8.9(a).

S-B-6 “Default” means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default. “Default Rate” with respect to any Note means that rate of interest per annum that is the greater of (a) 2.00% per annum above the rate of interest stated in clause (a) of the first paragraph of such Note or (b) 2.00% per annum over the rate of interest publicly announced by Bank of America, N.A. in New York, New York as its “base” or “prime” rate. “Delayed Delivery Fee” is defined in Section 2.9(a). “Disclosure Documents” is defined in Section 5.3. “Disposition” is defined in Section 10.2. “Domestic Subsidiary” means any Subsidiary of the Company that is not a Foreign Subsidiary. “EBITDA” means, for any period, for the Company and its Subsidiaries on a consolidated basis, determined in accordance with GAAP, the sum of (a) Consolidated Net Income for such period, plus (b) the sum, in each case to the extent deducted in the calculation of such Consolidated Net Income but without duplication, of (1) all amounts treated as expenses for interest, plus (2) provision for income taxes, plus (3) the interest component with respect to Off Balance Sheet Obligations, plus (4) all amounts treated as expenses for depreciation or the amortization of intangibles of any kind, plus (5) all other non-cash charges (including impairment of intangible assets and goodwill and non-cash share-based compensation expenses) and non-cash losses for such period (excluding any non-cash item to the extent it represents an accrual of, or reserve for, cash disbursements in any other period) plus (6) the amount of any cost, charge, accrual, reserve or expense (i) constituting transaction costs in respect of the transactions contemplated by this Agreement and/or (ii) incurred in connection with the consummation of any investment, incurrence, prepayment or modification of any Indebtedness, any Acquisition or similar investment, any dispositions, recapitalizations, mergers, consolidations, amalgamations, liquidations or dissolutions, Restricted Payment or other dividend or distribution, equity issuance or capital contribution (in each case, including any transaction proposed and not consummated), provided that the aggregate amount added back pursuant to this clause (6) for the period of any four consecutive fiscal quarters shall not exceed $10,000,000, minus (c) the sum, in each case to the extent included in the calculation of such Consolidated Net Income but without duplication, of (1) any credit for income tax, plus (2) all amounts treated as interest income, plus (3) any other non-cash gains or other items which have been added in determining Consolidated Net Income (other than any such gain or other item that has been deducted in determining EBITDA for a prior period); provided that in the event of the occurrence of any Acquisition or Disposition during such period, EBITDA shall be calculated on a pro forma basis as if such Acquisition or Disposition occurred on the first day of the relevant period such that, in the case of an Acquisition, all income and expense associated with the assets or entity acquired in connection with such Acquisition for the most recently ended four fiscal quarter period for which such income and expense amounts are available shall be treated as earned or incurred by the Company over the applicable period and, in the case of a Disposition, all income and expense associated with the assets or entity sold or transferred during such period shall be eliminated over the applicable period.

S-B-7 “EDGAR” means the SEC’s Electronic Data Gathering, Analysis and Retrieval System or any successor SEC electronic filing system for such purposes. “Electronic Delivery” is defined in Section 7.1(a). “Environmental Laws” means any and all federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to Hazardous Materials. “ERISA” means the Employee Retirement Income Security Act of 1974 and the rules and regulations promulgated thereunder from time to time in effect. “ERISA Affiliate” means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code. “Event of Default” is defined in Section 11. “Excess Leverage Fee” is defined in Section 9.9. “Exchange Act” means the Securities Exchange Act of 1934 and regulations promulgated thereunder. “Facility” is defined in Section 2.2. “FATCA” means (a) sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version), together with any current or future regulations or official interpretations thereof, (b) any intergovernmental agreement between the United States and any other jurisdiction, and any treaty, law, regulation, official interpretation, or administrative guidance related thereto, which (in either case) facilitates the implementation of the foregoing clause (a), and (c) any agreements entered into pursuant to section 1471(b)(1) of the Code. “Foreign Subsidiary” means any Subsidiary of the Company that (a) is incorporated under the laws of a jurisdiction other than any State of the United States, the District of Columbia or any territory, commonwealth or possession of the United States and (b) maintains the major portion of its assets outside the United States. “Form 10-K” is defined in Section 5.1. “Form 10-Q” is defined in Section 7.1(a). “FRB” means the Board of Governors of the Federal Reserve System of the United States, and any Governmental Authority succeeding to any of its principal functions. “GAAP” means generally accepted accounting principles in the United States set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the

S-B-8 Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of (a) in the case of any computation pursuant to Section 10.8, the date of this Agreement and (b) in all other cases, the applicable date. “Governmental Authority” means (a) the government of (1) the United States of America or any state or other political subdivision thereof, or (2) any other jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government. “Governmental Official” means any governmental official or employee, employee of any government-owned or government-controlled entity, political party, any official of a political party, candidate for political office, official of any public international organization or anyone else acting in an official capacity. “Guaranty Obligation” has the meaning specified in the definition of “Contingent Obligation.” “Hazardous Material” means any and all pollutants, toxic or hazardous wastes or other substances that might pose a hazard to health and safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage or filtration of which is or shall be restricted, prohibited or penalized by any applicable law, including asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum, petroleum products, lead based paint, radon gas or similar restricted, prohibited or penalized substances. “Hedge Treasury Note(s)” means, with respect to any Accepted Note, the U.S. Treasury note or notes whose duration (as determined by New York Life) most closely matches the duration of such Accepted Note. “holder” means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 13.1, provided, however, that if such Person is a nominee, then for the purposes of Sections 7, 8.8(b), 12, 17.2 and 18 and any related definitions in this Schedule B, “holder” shall mean the beneficial owner of such Note whose name and address appears in such register. “Indebtedness” of any Person means, without duplication, (a) all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than (1) trade payables entered into in the ordinary course of business

S-B-9 on ordinary terms, (2) any earn-out obligations until such obligation becomes due and payable and remains unpaid, (3) deferred or prepaid revenues and (4) customary expenses (not constituting borrowed money) accrued in the ordinary course of business); (c) all non-contingent reimbursement or payment obligations with respect to Surety Instruments; (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by the Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property); (f) all Capital Lease Obligations and Off Balance Sheet Obligations including all Receivables Facility Attributed Indebtedness; (g) all indebtedness referred to in clauses (a) through (f) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; and (h) all Guaranty Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (g) above. In the event any of the foregoing Indebtedness is limited to recourse against a particular asset or assets of such Person, the amount of the corresponding Indebtedness shall be equal to the lesser of the amount of such Indebtedness and the fair market value of such asset or assets at the date for determination of the amount of such Indebtedness. In addition, the amount of any Indebtedness which is also a Contingent Obligation shall be determined as provided in the definition of “Contingent Obligation.” For all purposes of this Agreement, the Indebtedness of any Person shall include all Indebtedness of any partnership or Joint Venture or limited liability company in which such Person is a general partner or a joint venturer or a member, but in any such case, only to the extent any such Indebtedness is recourse to such Person. The amount of any Capital Lease or Off Balance Sheet Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date. Notwithstanding the foregoing, Indebtedness shall be deemed not to include (a) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller or (b) obligations which would otherwise constitute Indebtedness but either (1) have been cash collateralized (in blocked accounts for the sole benefit of the holders of such Indebtedness) or (2) amounts for the repayment thereof have been placed in escrow, in each case to the extent of such cash collateral or escrowed amounts. “INHAM Exemption” is defined in Section 6.3(e). “Institutional Investor” means (a) any Purchaser of a Note, (b) any holder of a Note holding (together with one or more of its affiliates) more than 5% of the aggregate principal amount of the Notes then outstanding, (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form, and (d) any Related Fund of any holder of any Note.

S-B-10 “Intercompany Indebtedness” means Indebtedness of the Company or any of its Subsidiaries which, in the case of the Company, is owing to any Subsidiary of the Company and which, in the case of any Subsidiary, is owing to the Company or any of the Company’s other Subsidiaries. “Interest Coverage Ratio” means, as of any date of determination, the ratio of EBITDA for the period of the four prior fiscal quarters ending on or immediately prior to such date to Consolidated Interest Expense for such period. “Inventory” means, inclusively, all inventory as defined in the Uniform Commercial Code in effect in the State of Illinois from time to time and all goods, merchandise and other personal property wherever located, now owned or hereafter acquired by the Company or any of its Subsidiaries of every kind or description which are held for sale or lease or are furnished or to be furnished under a contract of service or are raw materials, work-in-process or materials used or consumed or to be used or consumed in the Company’s or any of its Subsidiaries’ business. “Investment” means, as to any Person, any direct or indirect purchase or acquisition of any capital stock, equity interest, or any obligations or other securities of, or any interest in, any other Person, or making any Acquisitions, or making any advance, loan, extension of credit or capital contribution to or any other investment in any other Person. “Issuance Period” is defined in Section 2.3. “Joint Venture” means a corporation, partnership, limited liability company, joint venture or other similar legal arrangement (whether created by contract or conducted through a separate legal entity) now or hereafter formed by the Company or any of its Subsidiaries with another Person in order to conduct a common venture or enterprise with such Person. “Leverage Ratio” means, as of any date of determination, for the Company and its Subsidiaries, the ratio of (a) Consolidated Debt as of such date to (b) EBITDA for the period of the four fiscal quarters ending on or immediately prior to such date. “Leverage Spike Period” is defined in Section 10.8(b). “Lien” means, any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing), but, in any such case, not including the interest of a lessor under an operating lease which does not constitute Off Balance Sheet Obligations or the interest of a purchaser of Accounts Receivable under any Permitted Receivables Purchase Facility. “Make-Whole Amount” is defined in Section 8.6. “Market Disruption” is defined in Section 2.8.

S-B-11 “Material” means material in relation to the business, operations, affairs, financial condition, assets, properties, or prospects of the Company and its Subsidiaries taken as a whole. “Material Acquisition” means any Acquisition (or series of Acquisitions occurring within any consecutive twelve-month period) consummated after the date of this Agreement having aggregate consideration in excess of $75,000,000. “Material Adverse Effect” means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole, (b) the ability of the Company to perform its obligations under this Agreement and the Notes, (c) the ability of any Subsidiary Guarantor to perform its obligations under its Subsidiary Guaranty, or (d) the validity or enforceability of this Agreement, the Notes or any Subsidiary Guaranty. “Material Credit Facility” means, as to the Company and its Subsidiaries, (a) the Bank Credit Agreement; (b) the 2016 Note Agreement; and (c) any other agreement(s) creating or evidencing indebtedness for borrowed money entered into on or after the date of Closing by the Company or any Subsidiary, or in respect of which the Company or any Subsidiary is an obligor or otherwise provides a guarantee or other credit support (“Credit Facility”), in a principal amount outstanding or available for borrowing equal to or greater than $100,000,000 (or the equivalent of such amount in the relevant currency of payment, determined as of the date of the closing of such facility based on the exchange rate of such other currency); and, if no credit facility referred to in the foregoing clause (a) exists and if no Credit Facility or Credit Facilities equal or exceed such amounts, then the largest Credit Facility shall be deemed to be a Material Credit Facility if the aggregate amount of all outstanding Credit Facilities equals or exceeds $25,000,000. “Maturity Date” in the case of the Series C Notes, is defined in the first paragraph of each Series C Note and, in the case of any Shelf Notes, means the Final Maturity Date set forth in such Shelf Note. “Maximum Leverage Ratio” is defined in Section 10.8(b). “Multiemployer Plan” means any Plan that is a “multiemployer plan” (as such term is defined in section 4001(a)(3) of ERISA). “NAIC” means the National Association of Insurance Commissioners. “NAIC Annual Statement” is defined in Section 6.3(a). “New York Life” is defined in the addressee line of this Agreement.

S-B-12 “New York Life Affiliate” means (a) any corporation or other entity Controlling, Controlled by, or under common Control with, New York Life or (b) any managed account or investment fund which is managed by New York Life or a New York Life Affiliate described in clause (a) of this definition. “Non-U.S. Plan” means any plan, fund or other similar program that (a) is established or maintained outside the United States by the Company or any Subsidiary primarily for the benefit of employees of the Company or one or more Subsidiaries residing outside the United States, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and (b) is not subject to ERISA or the Code. “Notes” is defined in Section 1.2. “Notice of Increase in Leverage Ratio” is defined in Section 10.8(b). “OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury. “OFAC Sanctions Program” means any economic or trade sanction that OFAC is responsible for administering and enforcing. A list of OFAC Sanctions Programs may be found at http://www.treasury.gov/resource-center/sanctions/Programs/Pages/Programs.aspx. “Off Balance Sheet Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment), or (c) Attributable Indebtedness and other obligations in respect of a Permitted Receivables Purchase Facility. The interest component of Off Balance Sheet Obligations shall mean in the case of a lease, those monetary obligations which would, in accordance with GAAP, be treated as interest if such lease was a Capital Lease, and in all other cases shall be the amount which would be characterized as interest upon the insolvency or bankruptcy of such Person (assuming, for purposes of any Permitted Receivables Purchase Facility, that such sale does not constitute a true sale). “Officer’s Certificate” means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate. “Participating Subsidiary” means any Subsidiary of the Company that is a participant in any Receivables Purchase Facility. “PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA. “Permitted Liens” is defined in Section 10.1 “Permitted Receivables Purchase Facility” means any receivables financing program providing for the sale or contribution of Accounts Receivable by the Company and its Participating

S-B-13 Subsidiaries directly or indirectly to the Receivables Subsidiary in transactions purporting to be sales (and treated as sales for GAAP purposes), which Receivables Subsidiary shall finance the purchase of such Accounts Receivable by the sale, transfer, conveyance, lien or pledge of such Accounts Receivable to one or more limited purpose financing companies, special purpose entities and/or other financial institutions, in each case, on a basis that does not provide, directly or indirectly, for recourse against the seller of such Accounts Receivable (or against any of such seller’s Affiliates other than the Receivables Subsidiary) by way of a guaranty or any other support arrangement, with respect to the amount of such Accounts Receivable (based on the financial condition or circumstances of the obligor thereunder), other than such limited recourse as is reasonable given market standards for transactions of a similar type, taking into account such factors as historical bad debt loss experience and obligor concentration levels; provided that any such transaction described in the foregoing clause shall be consummated pursuant to documentation in form and substance reasonably satisfactory to the Required Holders, as evidenced by written approval thereof. “Permitted Swap Obligations” means all obligations (contingent or otherwise) of the Company or any Subsidiary existing or arising under Swap Contracts; provided that each of the following criteria is satisfied: (a) such obligations are (or were) entered into and are maintained by such Person in the ordinary course of business and on a commercially reasonable basis for the purpose of directly mitigating risks associated with liabilities, commitments or assets held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person in conjunction with a securities repurchase program not otherwise prohibited hereunder, and not for purposes of speculation or taking a “market view;” and (b) such Swap Contracts do not contain any provision (“walk-away” provision) exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party. “Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, business entity or Governmental Authority. “Plan” means an “employee benefit plan” (as defined in section 3(3) of ERISA) subject to Title I of ERISA that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability. “Priority Debt” means, as of any date, the sum (without duplication) of (a) Indebtedness of the Company or any of its Subsidiaries secured by Liens incurred pursuant to Section 10.1(w), (b) Indebtedness of Subsidiaries that are not Subsidiary Guarantors incurred or existing pursuant to Section 10.4(d) and (e) (except for such Indebtedness held by the Company or a Wholly-Owned Subsidiary) and (c) Attributable Indebtedness of the Company or any of its Subsidiaries. “Proposed Prepayment Date” is defined in Section 8.8(b). “property” or “properties” means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate. “PTE” is defined in Section 6.3(a).

S-B-14 “Purchaser” or “Purchasers” is defined in the addressee line of this Agreement and shall include such Purchaser’s successors and assigns (so long as any such assignment complies with Section 13.2), provided, however, that any Purchaser of a Note that ceases to be the registered holder or a beneficial owner (through a nominee) of such Note as the result of a transfer thereof pursuant to Section 13.2 shall cease to be included within the meaning of “Purchaser” of such Note for the purposes of this Agreement upon such transfer. “Purchaser Schedule” means the Purchaser Schedule to any Confirmation of Acceptance listing the Purchasers of the Notes and including their notice and payment information. “QPAM Exemption” is defined in Section 6.3(d). “Qualified Institutional Buyer” means any Person who is a “qualified institutional buyer” within the meaning of such term as set forth in Rule 144A(a)(1) under the Securities Act. “Ratable Portion” means, in respect of any holder of any Note upon any Disposition under Section 10.2(f), an amount equal to the product of: (a) the net proceeds arising from such Disposition being offered to be applied to the payment of Senior Indebtedness pursuant to Section 10.2(f)(3)(B), multiplied by (b) a fraction, the numerator of which is the outstanding principal amount of such holder’s Note, and the denominator of which is the aggregate outstanding principal amount of all Senior Indebtedness at the time of such Disposition, determined on a consolidated basis in accordance with GAAP. “Receivables Facility Attributed Indebtedness” at any time means the aggregate net outstanding amount theretofore paid to the Receivables Subsidiary in respect of the Accounts Receivable sold or transferred by it in connection with a Permitted Receivables Purchase Facility (it being the intent of the parties that the amount of Receivables Facility Attributed Indebtedness at any time outstanding approximate as closely as possible the principal amount of Indebtedness which would be outstanding at such time under such Permitted Receivables Purchase Facility if the same were structured as a secured lending agreement rather than a purchase agreement). “Receivables Subsidiary” means IDEX Receivables Corporation and any other special purpose, bankruptcy remote Wholly-Owned Subsidiary of the Company which may be formed for the sole and exclusive purpose of engaging in activities in connection with the purchase, sale and financing of Accounts Receivable in connection with and pursuant to a Permitted Receivables Purchase Facility. “Refinancing Indebtedness” means Indebtedness incurred to refinance other Indebtedness as long as such refinancing does not (a) result in an increase in the total principal amount thereof by an amount in excess of accrued interest, call premiums, fees and expenses incurred in connection with such refinancing or (b) create Indebtedness with a weighted average life to maturity that is less than the weighted average life to maturity of the Indebtedness being refinanced or shorten the final maturity of the Indebtedness being refinanced, provided that if such Indebtedness being refinanced is Indebtedness of the Company, then such Refinancing Indebtedness shall be Indebtedness solely of the Company.

S-B-15 “Related Fund” means, with respect to any holder of any Note, any fund or entity that (a) invests in Securities or bank loans, and (b) is advised or managed by such holder, the same investment advisor as such holder or by an affiliate of such holder or such investment advisor. “Request for Purchase” is defined in Section 2.5. “Required Holders” means, at any time on or after the Series C Closing Day, the holders of more than 50% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates). “Rescheduled Closing Day” is defined in Section 3.3. “Responsible Officer” means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement. “Restricted Payment” is defined in Section 10.6. “Sale and Leaseback Transaction” means any arrangement, directly or indirectly, whereby a seller or transferor shall sell or otherwise transfer any real or personal property and then or thereafter lease, or repurchase under an extended purchase contract, conditional sales or other title retention agreement, the same or similar property. “SEC” means the Securities and Exchange Commission of the United States. “Securities” or “Security” shall have the meaning specified in section 2(a)(1) of the Securities Act. “Securities Act” means the Securities Act of 1933 and the rules and regulations promulgated thereunder from time to time in effect. “Senior Financial Officer” means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company. “Senior Indebtedness” means the Notes and any Indebtedness of the Company or its Subsidiaries that by its terms is not in any manner subordinated in right of payment to any other unsecured Indebtedness of the Company or any Subsidiary, without regard to security or guarantees. “Series” is defined in Section 1.2. “Series C Closing Day” is defined in Section 3.1. “Series C Notes” is defined in Section 1.1. “Series C Purchasers” is defined in the addressee line of this Agreement. “Shelf Notes” is defined in Section 1.2.

S-B-16 “Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act. “Source” is defined in Section 6.3. “State Sanctions List” means a list that is adopted by any state Governmental Authority within the United States pertaining to Persons that engage in investment or other commercial activities in Iran or any other country that is a target of economic sanctions imposed under U.S. Economic Sanctions Laws. “Subsidiary” of a Person means any corporation, association, partnership, limited liability company, joint venture or other business entity of which more than 50% of the securities, membership interests or other equity interests having ordinary voting power for the election of directors or other governing body are at the time beneficially owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a “Subsidiary” refer to a Subsidiary of the Company. “Subsidiary Guarantor” means each Subsidiary that has executed and delivered a Subsidiary Guaranty. “Subsidiary Guaranty” is defined in Section 9.7(a). “Substitute Purchaser” is defined in Section 21. “Surety Instruments” means all letters of credit (including standby and commercial), banker’s acceptances, bank guaranties, shipside bonds, surety bonds and similar instruments. “SVO” means the Securities Valuation Office of the NAIC. “Swap Contract” means any agreement, whether or not in writing, relating to any transaction that is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond, note or bill option, interest rate option, forward foreign exchange transaction, cap, collar or floor transaction, currency swap, cross-currency rate swap, swaption, currency option or any other, similar transaction (including any option to enter into any of the foregoing) or any combination of the foregoing, and, unless the context otherwise clearly requires, any master agreement relating to or governing any or all of the foregoing. “Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a) the amount(s) determined as the mark-to market value(s) for such Swap Contracts, as determined by the Company based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (other than the counterparty thereto). “Transfer Prepayment Date” is defined in Section 8.9(a).

S-B-17 “Transfer Prepayment Offer” is defined in Section 8.9(a). “United States” or “U.S.” means the United States of America. “United States Person” has the meaning set forth in Section 7701(a)(30) of the Code. “U.S. Economic Sanctions Laws” means those laws, executive orders, enabling legislation or regulations administered and enforced by the United States pursuant to which economic sanctions have been imposed on any Person, entity, organization, country or regime, including the Trading with the Enemy Act, the International Emergency Economic Powers Act, the Iran Sanctions Act, the Sudan Accountability and Divestment Act and any other OFAC Sanctions Program. “USA PATRIOT Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001 and the rules and regulations promulgated thereunder from time to time in effect. “Wholly-Owned Subsidiary” means, any corporation in which (other than directors’ qualifying shares required by law) 100% of the capital stock of each class having ordinary voting power, and 100% of the capital stock of every other class, in each case, at the time as of which any determination is being made, is owned, beneficially and of record, by the Company, or by one or more of the other Wholly-Owned Subsidiaries, or both. “2016 Note Agreement” means the Note Purchase Agreement, dated as of June 13, 2016, among the Company and the purchasers listed in Schedule A attached thereto, including any renewals, extensions, amendments, supplements, restatements, replacements or refinancing thereof.

EXHIBIT 1.1 (to Note Purchase and Master Note Agreement) FORM OF SERIES C SENIOR NOTE IDEX CORPORATION 5.13% Series C Senior Note Due June 13, 2028 No. CR-__ _________ __, 20__ $_______ PPN: 45167R B@2 FOR VALUE RECEIVED, the undersigned, IDEX CORPORATION (herein called the “Company”), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to ____________, or registered assigns, the principal sum of _____________________ DOLLARS (or so much thereof as shall not have been prepaid) on June 13, 2028 (the “Maturity Date”), with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of 5.13% per annum from the date hereof, payable semiannually, on the thirteenth day of June and December in each year, commencing with the June 13 or December 13 next succeeding the date hereof, and on the Maturity Date, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, (1) on any overdue payment of interest and (2) during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, at a rate per annum from time to time equal to the greater of (i) 7.13% or (ii) 2.00% over the rate of interest publicly announced by Bank of America, N.A. from time to time in New York, New York as its “base” or “prime” rate, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand). Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal offices of Bank of America, N.A. in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below. This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Note Purchase and Master Note Agreement, dated as of June 13, 2023 (as from time to time amended, the “Note Purchase Agreement”), among the Company, NYL Investors LLC and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representation set forth in Section 6.3 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

E-1.1-2 This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary. This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise. If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make- Whole Amount) and with the effect provided in the Note Purchase Agreement. This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State. IDEX CORPORATION By: ___________________________________ Name: Title:

EXHIBIT 1.2 (to Note Purchase and Master Agreement) FORM OF SHELF NOTE IDEX CORPORATION NO. R-__ PPN: ______________ ORIGINAL PRINCIPAL AMOUNT: ORIGINAL ISSUE DATE: INTEREST RATE: INTEREST PAYMENT DATES: FINAL MATURITY DATE: PRINCIPAL PREPAYMENT DATES AND AMOUNTS: FOR VALUE RECEIVED, the undersigned, IDEX CORPORATION (herein called the “Company”), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to ____________, or registered assigns, the principal sum of _____________________ DOLLARS [(or so much thereof as shall not have been prepaid) on the Final Maturity Date specified above,] [, payable on the Principal Prepayment Dates and in the amounts specified above, and on the Final Maturity Date specified above in an amount equal to the unpaid balance of the principal hereof,] with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the Interest Rate per annum specified above, payable on each Interest Payment Date specified above and on the Final Maturity Date specified above, commencing with the Interest Payment Date next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, (1) on any overdue payment of interest and (2) during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, at a rate per annum from time to time equal to the greater of (i) 2.00% over the Interest Rate specified above or (ii) 2.00% over the rate of interest publicly announced by Bank of America, N.A.. from time to time in New York, New York as its “base” or “prime” rate, payable [quarterly/semiannually] as aforesaid (or, at the option of the registered holder hereof, on demand). Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal offices of Bank of America, N.A. in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below. This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Note Purchase and Master Note Agreement, dated as of June 13, 2023 (as from time to time amended, the “Note Purchase Agreement”), among the Company, NYL Investors LLC and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representation set forth in Section 6.3 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms

E-1.2-2 used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement. This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary. [The Company will make required prepayments of principal on the Principal Prepayment Dates and in the Amounts specified above.] This Note is [also] subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise. If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make- Whole Amount) and with the effect provided in the Note Purchase Agreement. This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State. IDEX CORPORATION By: ___________________________________ Name: Title:

EXHIBIT 2.5 (to Note Purchase and Master Note Agreement) FORM OF REQUEST FOR PURCHASE IDEX CORPORATION Reference is made to the Note Purchase and Master Note Agreement (the “Note Purchase Agreement”), dated as of June 13, 2023, among IDEX Corporation, a Delaware corporation (the “Company”), on the one hand, and NYL Investors LLC, the Series C Purchasers and each other New York Life Affiliate which becomes party thereto, on the other hand. Capitalized terms used and not otherwise defined herein shall have the respective meanings specified in the Note Purchase Agreement. Pursuant to Section 2.5 of the Note Purchase Agreement, the Company hereby makes the following Request for Purchase: 1. Aggregate principal amount of the Notes covered hereby (the “Notes”) $1 2. Individual specifications of the Notes: Principal Amount Final Maturity Date2 Principal Prepayment Dates and Amounts3 Interest Payment Period4 1 Minimum principal amount of $10,000,000. 2 Final maturity not to exceed 15 years. 3 Average life not to exceed 15 years. 4 Specify quarterly or semi-annually.

E-2.5-2 3. Use or uses of proceeds of the Notes: 4. Proposed day for the closing of the purchase and sale of the Notes: 5. The Company certifies (a) that the representations and warranties contained in Section 5 of the Note Purchase Agreement, taking into account any updates to Schedules 5.3, 5.4 and/or 5.15 pursuant to item 6 below, are true on and as of the date of this Request for Purchase, and (b) that there exists on the date of this Request for Purchase no Default or Event of Default and, after giving effect to the issuance of Notes on the proposed Closing Date, no Default or Event of Default shall have occurred and be continuing. 6. Schedules 5.3, 5.4 and/or 5.15 to the Note Purchase Agreement are updated as set forth below: Dated: __________ __, 20__ IDEX CORPORATION By: Name: Title:

EXHIBIT 2.7 (to Note Purchase and Master Note Agreement) FORM OF CONFIRMATION OF ACCEPTANCE IDEX CORPORATION Reference is made to the Note Purchase and Master Note Agreement (the “Note Purchase Agreement”), dated as of June 13, 2023, among IDEX Corporation, a Delaware corporation (the “Company”), on the one hand, and NYL Investors LLC, the Series C Purchasers and each other New York Life Affiliate which becomes party thereto, on the other hand. Capitalized terms used and not otherwise defined herein shall have the respective meanings specified in the Note Purchase Agreement. The New York Life Affiliate which is named below as a Purchaser of Notes hereby makes the representations as to such Notes set forth in Section 6 of the Note Purchase Agreement, and agrees to be bound by the Note Purchase Agreement. Pursuant to Section 2.7 of the Note Purchase Agreement, an Acceptance with respect to the following Accepted Notes is hereby confirmed: 1. Accepted Notes: Aggregate principal amount $__________ (A) (a) Name of Purchaser: (b) Principal amount: (c) Final maturity date: (d) Principal prepayment dates and amounts: (e) Interest rate: __.__ (f) Interest payment period5: (g) Payment and notice instructions: As set forth on attached Purchaser Schedule (B) (a) Name of Purchaser: (b) Principal amount: (c) Final maturity date: (d) Principal prepayment dates and amounts: (e) Interest rate: __.__ (f) Interest payment period: (g) Payment and notice instructions: As set forth on attached Purchaser Schedule 5 Specify quarterly or semi-annually.

E-2.7-2 [(C), (D) Same information as above.] 2. Closing Date: __________ __, 20__ Dated: __________ __, 20__ IDEX CORPORATION By: Name: Title: NYL INVESTORS LLC By: Name: Title: [NEW YORK LIFE AFFILIATE(S)] By: Name: Title:

EXHIBIT 4.4(b) (to Note Purchase and Master Note Agreement) Form of Opinion of Special Counsel to the Purchasers The closing opinion of ArentFox Schiff LLP, special counsel to the Purchasers, called for by Section 4.4(b) of the Agreement, shall be dated the date of the applicable Closing and addressed to the Purchasers, shall be satisfactory in form and substance to the Purchasers and shall be to the effect that: 1. The Company is a corporation in good standing under the laws of the State of Delaware. 2. The Agreement and the Notes being delivered on the date hereof constitute the legal, valid and binding contracts of the Company, enforceable against the Company in accordance with its terms. 3. The issuance, sale and delivery of the Notes being delivered on the date hereof under the circumstances contemplated by this Agreement do not, under existing law, require the registration of such Notes under the Securities Act or the qualification of an indenture under the Trust Indenture Act of 1939, as amended. The opinion of ArentFox Schiff LLP shall also state that the opinion of Sidley Austin LLP is satisfactory in scope and form to ArentFox Schiff LLP and that, in their opinion, the Purchasers are justified in relying thereon. In rendering the opinion set forth in paragraph 1 above, ArentFox Schiff LLP may rely, as to matters referred to in paragraph 1, solely upon an examination of the Company’s Restated Certificate of Incorporation certified by, and a certificate of good standing of the Company from, the Secretary of State of the State of Delaware. The opinion of ArentFox Schiff LLP is limited to the laws of the State of New York and the federal laws of the United States. With respect to matters of fact upon which such opinion is based, ArentFox Schiff LLP may rely on appropriate certificates of public officials and officers of the Company and upon representations of the Company and the Purchasers delivered in connection with the issuance and sale of the Notes.